Exhibit 10.25

Blanket Merger Agreement

by and between

Ruipeng Pet Healthcare Group Co., Ltd.

Peng Yonghe, Liu Lang, Zhang Yanzhong, Zhang Wei, and Wang Liesheng

Hillhouse Capital Management Ltd.

Skyfield (Shanghai) Investment Co., Ltd.

and

Other related parties

on

January 23, 2019

Blanket Agreement for Merger

The blanket agreement for merger (this “Agreement”) was concluded and entered into by and between the following parties on January 23, 2019:

(1)

Ruipeng Pet Healthcare Group Co., Ltd., a joint stock company incorporated under the laws of China, with the domicile at 6306G, Building A, Jingji Binhe Times Square, Xiasha Village, 9289 Binhe Road, Xiasha Area, Shatou Sub-district, Futian District, Shenzhen City, Guangdong Province (“Ruipeng”);

(2)

Peng Yonghe, a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 2704, Jinghuayuan East Building, Armed Police Building, Futian District, Shenzhen City, Guangdong Province;

(3)	Liu Lang, a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 302, Unit 2, Building 11, Zone 3, Middle Building, 50 Xingshikou Road, Haidian District, Beijing;

(4)

Zhang Yanzhong, a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 5B, Building 43, Cuizhuyuan, 2057 Dongmen North Road, Luohu District, Shenzhen City, Guangdong Province;

(5)	Zhang Wei, a natural person of Chinese nationality, with the ID No. of [***] and the address of 320 Huayuanzha Village, Gaobeidian Town, Chaoyang District, Beijing;

(6)	Wang Liesheng, a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 1403, Yingyuexuan, East Block of Jiashi Garden, Binjiang East Road, Haizhu District, Guangzhou;

(7)	The existing shareholders of Ruipeng listed in Annex 1-1 Existing Shareholding Structure of Ruipeng (except Peng Yonghe and Zhang Yanzhong);

(8)

Hillhouse Capital Management Ltd., a limited liability company incorporated under the laws of the Cayman Islands, with the registered address of 27 Hospital Road, George Town, Grand Cayman KY1-9008, the Cayman Islands (“Hillhouse Capital”);

(9)

Skyfield Holdings Limited, a limited liability company incorporated under the laws of Hong Kong, with the registered address of Unit 1001, 10/F., Infinitus Plaza, 199 Des Voeux Road Central, Hong Kong (“Hong Kong Skyfield”);

(10)

Skyfield (Shanghai) Investment Co., Ltd., a limited liability company incorporated under the laws of China, with the domicile at Units 2901, 2903-2904, Capital Square, 268 Hengtong Road, Jing’an District, Shanghai (“Skyfield”);

(11)

Zhuhai Gaoling Tiancheng Equity Investment Fund (L.P.), a limited partnership established under the laws of China, with the domicile at Room 105-38161 (Centralized Office Area), 6 Baohua Road, Hengqin New District, Zhuhai City (“Gaoling Tiancheng”);

(12)

Shanghai Ceerhang Enterprise Management Consulting Co., Ltd., a limited liability company incorporated under the laws of China, with the domicile at Room 1108, 968 Beijing West Road, Jing’an District, Shanghai (“Ceerhang”);

(13)

Yunchong (Beijing) Animal Hospital Technology Co., Ltd., a limited liability company incorporated under the laws of China, with the domicile at Room 1129, 1/F, Building 23, 72 Qinghe 3rd Street, Haidian District, Beijing (“Yunchong”);

(14)	The existing shareholders of Yunchong listed in Annex 1-3 Existing Shareholding Structure of Yunchong (except Skyfield and Gaoling Tiancheng);

(15)	Shanghai Anan Pet Co., Ltd., a limited liability company incorporated under the laws of China, with the domicile at Room 919, 9/F, 4229 Baoan Road, Jiading District, Shanghai (“Anan”);

(16)

The existing shareholders of Anan listed in Annex 1-4 Existing Shareholding Structure of Anan (except Skyfield and Gaoling Tiancheng), and the existing management of Anan Kan Jiansheng (a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 7, 208 Nanyang Road, Jing’an District, Shanghai) and Xu Jing (a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 7, 208 Nanyang Road, Jing’an District, Shanghai);

(17)

Qingdao Ainuo Animal Hospital Management Co., Ltd., a limited liability company incorporated under the laws of China, with the domicile at Room 207, Unit 5, 3 Yangxin Road, Shibei District, Qingdao City, Shandong Province (“Ainuo”, together with Ceerhang, Yunchong and Anan, collectively referred to as “Skyfield’s Platform Companies”);

(18)

The existing shareholders of Ainuo listed in Annex 1-5 Existing Shareholding Structure of Ainuo (except Skyfield), and the existing management of Ainuo Zhao Qing (a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 304, 1 Wudi Wei First Road, Shibei District, Qingdao City, Shandong Province) and Wei Rensheng (a natural person of Chinese nationality, with the ID No. of [***] and the address of Room 1003, Unit 3, Building 35, 3 Tongle 3rd Road, Shibei District, Qingdao City, Shandong Province).

The parties who actually execute this Agreement are hereinafter referred to as “a Party” or “such Party” individually and as the “Parties” collectively.

Whereas:

(1)

The Parties expect to merge and consolidate the business and/or equity of Ruipeng’s Underlying Assets and Skyfield’s Underlying Assets through the restructuring set out in this Agreement (the “Restructuring”), where the Existing Shareholders of Ruipeng and the Existing Shareholders of Skyfield’s Underlying Assets will jointly hold the equity of the operating entity after the merger (the “New Ruipeng Group”) upon the completion of the Restructuring, New Ruipeng Group will hold all the Underlying Assets, and other relevant transactions recognised by the Management Shareholder of Ruipeng and Hillhouse Capital jointly will be carried out; and

(2)

Hillhouse Capital or its related parties will increase the capital of New Ruipeng Group upon the completion of the Restructuring (the “Capital Increase”, together with the Restructuring, collectively referred to as the “Transaction”).

The Parties, through friendly consultation, hereby reach the following agreements on the Transaction:

Article 1    Definitions and Interpretations

1.1    Definitions

Unless otherwise specified in the context, the bold terms used in this Agreement shall be interpreted as follows:

“Existing Shareholders of Underlying Assets” shall refer to the Existing Shareholders of Skyfield’s Underlying Assets and the Existing Shareholders of Ruipeng.

“Beijing Sunshine” shall refer to Beijing Sunshine Ronghui Sunshine Ronghui Healthcare Industry Growth Investment Management Center (Limited Partnership).

“Concordia” shall refer to Concordia Pet Care Limited, a limited liability company incorporated under the laws of Hong Kong, with the domicile at Unit 1001, 10/F., Infinitus Plaza, 199 Des Voeux Road Central, Hong Kong.

“Board of Directors” shall refer to the board of directors of New Ruipeng Group.

“Liabilities” shall refer to, in relation to any person, all the debts and the liabilities of any other nature actually incurred or likely to be incurred by the person, whether or not they shall be disclosed in the person’s accounts according to their nature.

“Business Day” shall refer to any day other than Saturdays, Sundays, statutory holidays or other days on which commercial banks are closed in China.

“General Meeting” shall refer to the general meeting of New Ruipeng Group.

“Equity Securities” shall refer to, in relation to any person, the person’s equity, shares, preferred stock, shareholder’s equity, partnership interests, interests in registered capital, joint venture interests or other ownership interests, and the options, warrants or other rights or securities that may be converted, exercised or exchanged, directly or indirectly, for the said interests. Any reference to a person’s “equity” or “equity interest” shall include equity securities, unless it is clearly illogical to use such an interpretation in the context. The “person” as mentioned in this definition shall exclude the natural person.

“Key Employees” shall refer to Peng Yonghe, Liu Lang, Zhang Yanzhong, Zhang Wei, Dong Yi, Mao Junfu, Kan Jiansheng, Wei Rensheng, Wang Liesheng, Li and Wang Rong.

“Related party” of a person (the “Person”) shall refer to: (i) In case the Person is not a natural person, a person who directly or indirectly controls the Person, or is controlled by the Person, or is controlled together with the Person; and (ii) In case the Person is a natural person, a person who is directly or indirectly controlled by the Person, or an immediate family of the Person, or a person who is directly or indirectly controlled by such an immediate family.

“Related Transaction” shall refer to: (1) In relation to Ruipeng Group, the transaction between a Ruipeng Group member and any of the following persons (except the transaction between the Ruipeng Group members): (i) the shareholder, ultimate controller, director or senior officer of any Ruipeng Group member, or the person who is considered the related person of a Ruipeng Group member in accordance with the US Accounting Standards or Accounting Standards for Business Enterprises No. 36 - Related Party Disclosure; (ii) the related party of the person stated in item (i) and the director or senior officer of such a related party. (2) In relation to Skyfield Group, the transaction between a Skyfield Group member and any of the following persons (except the transaction between the Skyfield Group members): (i) the shareholder, ultimate controller, director or senior officer of any Skyfield Group member, or the person who is considered the related person of a Skyfield Group member in accordance with the US Accounting Standards or Accounting Standards for Business Enterprises No. 36 - Related Party Disclosure; (ii) the related party of the person stated in item (i) and the director or senior officer of such a related party. (3) In relation to the Group, the transaction between a Group member and any of the following persons (except the transaction between the Group members): (i) the shareholder, ultimate controller, director or senior officer of any Group member, or the person who is considered the related person of a Ruipeng Group member in accordance with the US Accounting Standards or Accounting Standards for Business Enterprises No. 36 - Related Party Disclosure; (ii) the related party of the person stated in item (i) and the director or senior officer of such a related party.

“Closing Date” shall refer to September 30, 2019, provided that with the joint agreement of Ruipeng Management Shareholders and Hillhouse Capital, the Closing Date can be extended twice at most, each of which shall be not more than 6 months

“Listing” shall refer to the initial public offering of the shares of New Ruipeng Group and its listing on any of the following stock exchanges or any other stock exchange jointly recognized by Ruipeng Management Shareholders and Hillhouse Capital: (i) the New York Stock Exchange; (ii) NASDAQ; or (iii) the Stock Exchange of Hong Kong Limited.

“The Group” shall refer to New Ruipeng Group, Ruipeng Group and Skyfield Group; the “Group Member” shall refer to any of the aforesaid companies.

“Transaction Documents” shall refer to this Agreement and other relevant documents executed by the Parties for the Transaction in accordance with this Agreement.

The “Immediate Family” of a natural person shall refer to his/her spouse and the parents, grandparents, children, grandchildren, siblings, uncles, aunts, nephews, nieces, or great-grandparents of that person or his/her spouse.

“Control” over a person shall refer to: (i) holding more than 50% of the issued shares or other equity or registered capital of the person; or (ii) the power to determine the management or policy of the person by holding more than 50% of the voting power of the person, by owning the voting proxy who holds more than 50% of the voting rights of that person, or by having the power to appoint a majority of the members of the board of directors or similar governing organizations, or through contractual arrangements or otherwise. The “person” as mentioned in this definition shall exclude the natural person.

“Skyfield’s Underlying Companies” shall refer to Skyfield’s Platform Companies and Concordia.

“Existing Shareholders of Skyfield’s Underlying Assets” shall refer to the existing shareholders of Skyfield’s Platform Companies as of the signing date of this Agreement (as detailed in Annex 1-2 to Annex 1-6) and Hong Kong Skyfield, including any person that has acquired Skyfield’s Underlying Assets held by Gaoling Tiancheng prior to the Closing Date according to this Agreement (if applicable; if Gaoling Tiancheng no longer holds any Skyfield’s Underlying Assets at that time, Gaoling Tiancheng shall no longer be deemed the Existing Shareholder of Skyfield’s Underlying Assets).

“Skyfield’s Participation Equity” shall refer to the 22.24% and 11.36% (33.6% in total) equity of Shanghai Naughty and 17.34% and 13.31% (30.65% in total) equity of Nanjing Ai-Bi respectively held by Hong Kong Skyfield and Skyfield.

“Skyfield Parties” shall refer to Skyfield’s Underlying Companies, Hong Kong Skyfield, Skyfield and Gaoling Tiancheng.

“Skyfield Group” shall refer to Skyfield’s Underlying Companies and their subsidiaries; “Skyfield Group Member” shall refer to any of the aforesaid companies.

“Skyfield’s Minority Shareholders” shall refer to the existing shareholders of Skyfield’s Platform Companies other than Skyfield and Gaoling Tiancheng.

“Disclosure Letters” shall refer to the disclosure letters provided by Ruipeng Parties and Ruipeng Investor Shareholders to Hillhouse Capital, and the disclosure letters provided by Skyfield Parties and Skyfield’s Minority Shareholders to Ruipeng Management Shareholders. The information disclosed in the foregoing Disclosure Letters constitutes the representations and warranties of the parties concerned.

“Encumbrances” shall refer to (i) any mortgage, pledge, lien, other security interest, priority, delegation of voting rights, or restriction on transfer of any particular property; (ii) compulsory measures on any particular property such as sealing up, detaining and freezing; and (iii) claims attached to any particular property in respect of the ownership, possession, use, disposition, or profit thereof granted by any person or arising by reason of contract or law.

“Person” shall refer to an individual, company, enterprise, partnership, trust, government, governmental department, governmental agency or other entities.

“Ruipeng Parties” shall refer to Ruipeng, Shanghai Ruichen, Shanghai Yourui, Shanghai Beiye, Pengsheng Investment, Pengcheng Investment and Ruipeng Management Shareholders.

“Ruipeng Group” shall refer to Ruipeng and its subsidiaries; “Ruipeng Group Member” shall refer to any of the aforesaid companies.

“Ruipeng Investor Shareholders” shall refer to the existing shareholders of Ruipeng other than Shanghai Ruichen, Shanghai Yourui, Shanghai Beiye, Pengsheng Investment, Pengcheng Investment and Ruipeng Management Shareholders.

“Ruipeng Management Shareholders” shall refer to Peng Yonghe, Liu Lang, Zhang Yanzhong, Zhang Wei and Wang Liesheng; for the matters stated in this Agreement which shall be agreed upon or decided by Ruipeng Management Shareholders, if Ruipeng Management Shareholders fail to reach a consensus, the opinion of Mr. Peng Yonghe shall prevail.

“Existing Shareholders of Ruipeng” shall refer to the existing shareholders of Ruipeng as of the signing date of this Agreement, as detailed in Annex 1-1.

“Applicable Laws” or “Laws” shall refer to, in relation to a person, the open, valid and applicable treaties, laws, administration regulations, local regulations, rules, judicial interpretations, judgments, rulings, arbitral awards and other normative documents applicable to the person or binding on the person or its property.

“Taxes” shall refer to the taxes and tax-like charges of all forms levied, withheld or assessed by the central or local government of China or any other jurisdiction, as well as interest, penalties, surcharges or penalties in connection with the foregoing. The terms “tax”, “taxation”, “scot” or “levy” used in this Agreement, unless otherwise specified, shall be construed in the same way as tax.

“Action” shall refer to any claim, lawsuit, legal action, demand, audit, inquiry, investigation, request, hearing, notice of violation, litigation, action, proceeding or arbitration, whether civil, criminal, administrative or other similar nature.

“Shenzhen Dachen” shall refer to Shenzhen Dachen Chuanglian Equity Investment Fund Partnership (Limited Partnership) and/or Shenzhen Dachen Chuangfeng Equity Investment Enterprise (Limited Partnership).

“Property Defect” shall refer to the defect in the title of the property occupied or used by the Group Member (including the own property and leased property), the use of the property in a manner inconsistent with the planned use, the use of the property without going through proper completion and fire acceptance procedures, and the problem that lessor of the leased property has no right to lease the relevant leased property.

“Yuan” shall refer to the Renminbi, the legal currency of China, unless otherwise stated.

“Governmental Agency” shall refer to a competent government or its affiliates, a department of a government or its affiliates, a court or arbitral tribunal, and the regulatory authorities of a stock exchange.

“Government Approval” shall refer to the rights, licenses, permits, approvals, exemptions, consents and authorisations granted by governmental agencies, as well as the registration and filing with the governmental agencies.

“Intellectual Property” shall refer to the patents, trademarks, service marks, registered design, domain name, utility models, copyright, inventions, confidential information, trade secrets, proprietary production technology and equipment, brand name, database rights, trade name and any other similar right in any country, and the interests of the aforesaid (whether registered or not, and including the grant of the above applications and the right to apply for them anywhere in the world).

“China” or “the PRC” shall refer to the People’s Republic of China, but for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan;

“Chinese Accounting Standards” shall refer to the accounting standards applicable to enterprises in China for the time.

“US Accounting Standards” shall refer to the US Generally Accepted Accounting Principles.

“Principal Business” shall refer to the animal diagnosis and treatment, animal grooming, animal food and supplies sales and other pet-related businesses carried out by the Group, including but not limited to the Internet, software development, education and training, supply chain, and media business.

“Subsidiaries” shall refer to, in relation to a person, other persons (other than the natural person) directly or indirectly controlled by the Person on or after the signing date of this Agreement.

“Assets” shall refer to the assets, rights and privileges, tangible or intangible, of any nature (including rights relating to intellectual property).

“Material Adverse Impact” or “Material Adverse Change” shall refer to the occurrence or non-occurrence of anything, circumstance or event which, alone or together with occurrence or non-occurrence of any other thing, circumstance or event, has or can reasonably be expected to have a material adverse impact on the business, operations, development, assets, property, qualifications, financial position or business results of the Group.

“Important Contracts” shall refer to the following contracts that have been signed but not completed or in dispute: (a) the contract signed outside ordinary business course; (b) any contract related to related transactions; (c) the joint venture contract, partnership contract, shareholder agreement, strategic cooperation or alliance agreement; (d) the loan contract or other financing contracts, guarantee contracts; (e) the contract relating to the acquisition of any entity or the business or a material part of any entity’s assets, or the disposal of all or a material part of its assets; (f) the agreement with any shareholder, director, senior officer or key employee or a related party of such a person (excluding the employment agreement, the non-disclosure agreement consistent with normal business practices, and the non-competition agreement with such persons, if such employment agreements are materially identical except the remuneration provisions); (g) any contract that has the value of more than RMB 5 million or has not been performed for more than three (3) months; (h) any other agreement that is of great significance to its business, financial position or business results; and (i) the lease agreement concerning the land, building or house.

1.2    Interpretation

(a)	The phrase “directly or indirectly” means directly or indirectly through its related parties or by contract or other arrangements.

(b)	The headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

(c)	“Including” and the similar expressions shall be construed as “including but not limited to”.

(d)	Any reference to this Agreement shall be deemed to include annexes and schedules to this Agreement, which shall form an integral part of this Agreement.

Article 2    Scope and Valuation of Underlying Assets

2.1    Scope of Ruipeng’s Underlying Assets and the Corresponding Valuation

The underlying assets that the Existing Shareholders of Ruipeng intend to include in the Restructuring (“Ruipeng’s Underlying Assets”) shall be 100% of the shares of Ruipeng and all the interests and rights they represent (including the interests of Ruipeng in the Subsidiaries it holds and the entities it participates in the shareholding (for the list and the specific proportion of interests as well as the equity and rights they represent, please refer to Annex 1) and the business of Ruipeng and its Subsidiaries). The valuation of Ruipeng’s Underlying Assets is RMB 4.2 billion (“Valuation of Ruipeng’s Underlying Assets”).

2.2    Scope of Skyfield’s Underlying Assets and the Corresponding Valuation

The underlying assets that the Existing Shareholders of Skyfield intend to include in the Restructuring (“Skyfield’s Underlying Assets”) shall be (i) 100% of the equity of Skyfield’s Platform Companies and all the interests and rights they represent; (ii) 90.43% of the shares of Concordia and all the interests and rights they represent; and (iii) Skyfield’s Participation Equity (the Skyfield’s Underlying Assets shall include the interests of Skyfield’s Platform Companies and Concordia in the Subsidiaries they hold, and the business of the Subsidiaries held by Skyfield’s Platform Companies and their Subsidiaries and Concordia, and Skyfield’s Participation Equity. For the list and specific proportion of equity, please refer to Annex 1. Ruipeng’s Underlying Assets and Skyfield’s Underlying Assets are collectively referred to as the “Underlying Assets”). The valuation of Skyfield’s Underlying Assets is RMB 4.2 billion. The valuation of each asset is set out below:

(1)	100% of the equity of Ceerhang, with a valuation of RMB 1.484016 billion;

(2)	100% of the equity of Yunchong, with a valuation of RMB 0.947412 billion;

(3)	100% of the equity of Anan, with a valuation of RMB 1.354826 billion;

(4)	100% of the equity of Ainuo, with a valuation of RMB 0.185159 billion;

(5)	33.6% of the equity of Shanghai Naughty held by Hong Kong Skyfield and Skyfield, with a valuation of RMB 66.156 million;

(6)	30.65% of the equity of Nanjing Ai-Bi held by Hong Kong Skyfield and Skyfield, with a valuation of RMB 0.125256 billion;

(7)	90.43% of the equity of Concordia held by Hong Kong Skyfield through its wholly-owned subsidiary Concordia Holdings Limited, with a valuation of RMB 37.175 million.

2.3    Determination of the scope of Underlying Assets involved in the Restructuring and the Valuation of the Underlying Assets of the Signing Shareholders (as defined below)

If any Existing Shareholders of the Underlying Assets fail to sign this Agreement and deliver the signature page to the other parties on or before the Deadline for Signing the Agreement, the Existing Shareholder of the Underlying Assets shall not be considered a Party to this Agreement, and its Underlying Assets shall not be included in the Transaction. In the above situation, the Parties agree to calculate the valuation of the Underlying Assets in the Transaction according to the proportion of the Underlying Assets held by the Existing Shareholders of the Underlying Assets who have signed this Agreement in the relevant Underlying Assets stated in Articles 2.1 and 2.2 of this Agreement, and correspondingly calculate and adjust the Valuation of the Underlying Assets of the Signing Shareholders and the shareholding proportion of the relevant Existing Shareholders of the Underlying Assets in New Ruipeng Group.

Article 3    Transaction Steps

3.1    Restructuring Scheme and Its Implementation

(1)    Restructuring Principle

The Parties agree to carry out the Restructuring according to the Restructuring Scheme (the “Restructuring Scheme”) set out in item (2) of Article 3.1, where the Existing Shareholders of the Underlying Assets shall merge the Underlying Assets they hold, the new legal entity established the Parties shall hold the Underlying Assets as New Ruipeng Group, and the Existing Shareholders of the Underlying Assets shall hold the equity of New Ruipeng Group according to the proportion of the valuation of the Underlying Assets they invest into New Ruipeng Group.

(2)    Restructuring Scheme and Steps

(a)

Skyfield Holdings (Cayman) Inc. (“Cayman Skyfield”) shall establish a shareholding entity in the British Virgin Islands (“BVI SPV”), and then the BVI SPV shall establish a shareholding entity in Hong Kong (“HK SPV”). Hong Kong Skyfield and Skyfield shall simultaneously spin off the assets they hold other than the Underlying Assets (including but not limited to the equity of Subsidiaries not belonging to the Underlying Assets, except Concordia Holdings Limited (“Concordia Cayman”) and Skyfield) and assign them to Hillhouse Capital or its designated party, and allocate the post-tax consideration (if any) to Cayman Skyfield.

(b)	Ruipeng shall be changed from a joint stock company to a limited liability company at an appropriate time.

(c)

Ruipeng Management Shareholders (and other ultimate individual shareholders of Ruipeng with Chinese nationality, if required) shall establish one or more shareholding entities overseas (“Natural Person BVI of Ruipeng”) and complete the relevant registration according to Circular No.37 issued by the State Administration of Foreign Exchange.

(d)

The ultimate individual shareholders with Chinese nationality among the minority shareholders of Skyfield who become a Party to this Agreement shall establish one or more shareholding entities overseas (“Natural Person BVI of Skyfield”) and complete the relevant registration according to Circular No.37 issued by the State Administration of Foreign Exchange.

(e)

Institutional Shareholders of Ruipeng who become a Party to this Agreement shall complete the procedures for overseas direct investment (“ODI”), or establish a shareholding entity at the Cayman Islands (“New Ruipeng Group”), which shall serve as the listed entity in the future, with the Natural Person BVI of Ruipeng through its overseas related parties.

Steps (a) to (e) may be carried out simultaneously.

(f)

HK SPV shall increase the capital of Ruipeng based on Ruipeng’s net asset value (or other valuations) according to the principle of optimizing the tax cost of restructuring permitted by law or competent authorities, and acquire 5% of Ruipeng’s equity after its capital increase, as to change Ruipeng into a Sino-foreign joint venture. New Ruipeng Group shall simultaneously subscribe for the new shares issued by Hong Kong Skyfield at nominal consideration, with the valuation of the acquired shares equal to the valuation of the Ruipeng shares held by HK SPV less the capital contribution of HK SPV to Ruipeng in its capital increase.

(g)

Skyfield shall acquire the 44.8% equity of Yunchong and 30.65% equity of Anan held by Gaoling Tiancheng at an appropriate time at the price determined by Hillhouse Capital and the minority shareholders of Skyfield. Whether Gaoling Tiancheng will subscribe for the shares of New Ruipeng Group through ODI is determined by Hillhouse Capital. If Gaoling Tiancheng elects to subscribe for the shares of New Ruipeng Group through ODI, Gaoling Tiancheng shall invest the post-tax proceeds it obtains from Skyfield for the transfer of the 44.8% equity of Yunchong and 30.65% equity of Anan it holds into New Ruipeng Group. For the avoidance of doubt, if Gaoling Tiancheng will not subscribe for the shares of New Ruipeng Group through ODI, the contribution for capital increase shall not be used as the above-mentioned acquisition consideration.

(h)	The following steps shall be implemented simultaneously to complete the Restructuring:

(i)

Cayman Skyfield shall subscribe for the new shares of New Ruipeng Group with all the shares of Hong Kong Skyfield it holds, so as to change Hong Kong Skyfield into a wholly-owned subsidiary of New Ruipeng Group, with the valuation of the shares of New Ruipeng Group acquired by Cayman Skyfield equal to the valuation of Skyfield’s Underlying Assets formerly held by it.

(ii)

Skyfield shall acquire all the equity of Yunchong, Anan and Ainuo held by the minority shareholders of Skyfield who become a Party to this Agreement based on the investment cost of such minority shareholders in Yunchong, Anan and Ainuo (or other valuation) according to the principle of optimizing the tax cost of restructuring permitted by law or competent authorities. The transfer proceeds of the minority shareholders of Skyfield after income tax shall be returned to Skyfield’s Platform Companies in a specific way.

(iii)

New Ruipeng Group shall issue new shares to Natural Person BVI of Skyfield at nominal consideration, with the share valuation equal to the valuation of the equity of Skyfield’s Platform Companies held by the minority shareholders of Skyfield corresponding to such Natural Person BVI of Skyfield.

(iv)

HK SPV shall acquire all the equity of Ruipeng held by the existing shareholders of Ruipeng who become a Party to this Agreement based on the net asset value of Ruipeng (or other valuation) according to the principle of optimizing the tax cost of restructuring permitted by law or competent authorities, so as to change Ruipeng into a subsidiary of HK SPV. The existing shareholders of Ruipeng who become a Party to this Agreement (other than the institutional shareholders of Ruipeng) shall return the transfer proceeds after income tax to Ruipeng, and the institutional shareholders of Ruipeng shall inject their transfer proceeds after income tax into New Ruipeng Group through Step (e).

The Parties hereby agree and acknowledge that with the mutual consent of Hillhouse Capital and Ruipeng Management Shareholders, the aforesaid Restructuring Scheme can be adjusted to achieve the purpose of the Restructuring, provided that the adjustment shall be based on the principle of optimizing the overall benefits of the Existing Shareholders of Underlying Assets who sign this Agreement, minimizing the tax burden and tax base damage of the Restructuring, and reducing the amount of cash flow required. If the relevant Existing Shareholders of Underlying Assets cannot complete the overseas restructuring due to applicable laws or regulatory reasons, such Existing Shareholders of Underlying Assets shall negotiate with Hillhouse Capital and Ruipeng Management Shareholders to reach solutions, including transferring their equity in Ruipeng or Skyfield’s Platform Companies.

The Parties undertake to restructure the Underlying Assets they hold according to this Agreement and the above Restructuring Scheme (including the adjustment made by Hillhouse Capital and Ruipeng Management Shareholders from time to time based on the above principle), and take all action (including but not limited to signing the relevant agreements for the Restructuring, obtaining all the applicable internal and external approvals, and completing the relevant approval/registration/filing procedures), in order to complete the Restructuring as soon as possible. To facilitate the implementation and adjustment to the Restructuring Scheme, the Transaction and other related matters, with the consent of Hillhouse Capital and Ruipeng Management Shareholders, the equity transfer between the Existing Shareholders of Underlying Assets, their related parties and the third parties designated by the above-mentioned persons shall not be restricted, and other parties agree to waive any preemption or other rights, if any, in respect of the transferred equity.

3.2    Closing of the Restructuring

(1)    Determination of valuation of shareholder’s underlying assets for closing

If any Existing Shareholders of Underlying Assets that have signed this Agreement fail to register the underlying assets they hold in the name of New Ruipeng Group or its wholly-owned subsidiary on or prior to the Closing Date, the Parties agree to calculate the valuation of the registered underlying assets in the Restructuring according to the proportion of the underlying assets registered in the name of New Ruipeng Group or its wholly-owned subsidiary on or prior to the Closing Date in the relevant underlying asset as set out under Articles 2.1 and 2.2 of this Agreement, and correspondingly calculate and adjust the valuation of the shareholders’ underlying assets upon closing and the shareholding proportion of the relevant Existing Shareholders of Underlying Assets in New Ruipeng Group.

All the Existing Shareholders of Underlying Assets that have had their Underlying Assets registered in the name of New Ruipeng Group or its wholly-owned subsidiary shall hold the shares of New Ruipeng Group and be registered as shareholders according to the proportion of the valuation of their underlying assets registered in the name of New Ruipeng Group or its wholly-owned subsidiary in the valuation of the shareholders’ underlying assets upon closing (that is, the sum of the valuations of all the underlying assets that have been registered in the name of New Ruipeng Group or its wholly-owned subsidiary, “Valuation of the Shareholders’ Underlying Assets upon Closing”) (If all the Existing Shareholders of Underlying Assets have all their underlying assets registered in the name of New Ruipeng Group or its wholly-owned subsidiary, the Valuation of the Shareholders’ Underlying Assets upon Closing shall be RMB 8.4 billion). The number of shares of New Ruipeng Group shall be determined by Ruipeng Management Shareholders and Hillhouse Capital jointly in good faith and according to the common practices for similar transactions. If all the Existing Shareholders of Underlying Assets have all their underlying assets registered in the name of New Ruipeng Group or its wholly-owned subsidiary, the shareholding proportion of the Existing Shareholders of Underlying Assets in New Ruipeng Group is as set out in Annex 2.

(2)    Closing Arrangement

When the closing preconditions are fully satisfied or jointly exempted in writing by Ruipeng Management Shareholders and Hillhouse Capital, the Restructuring shall be deemed to have been closed (“Closing”) The date of closing of the Restructuring shall be the “Closing Date”. Prior to the Closing Date,

(a)

Ruipeng Management Shareholders shall complete the injection of all the Ruipeng Underlying Assets held by them and their related parties into New Ruipeng Group and complete the business registration procedures, and make best efforts to help other existing shareholders of Ruipeng inject all their Ruipeng underlying assets into New Ruipeng Group and complete the business registration procedures.

(b)

Hillhouse Capital shall complete the injection of all the Skyfield Underlying Assets held by its related parties into New Ruipeng Group and complete the business registration procedures, and make best efforts to help other Existing Shareholders of Skyfield’s Underlying Assets inject all their Skyfield underlying assets into New Ruipeng Group and complete the business registration procedures.

(c)	Ruipeng Management Shareholders and Hillhouse Capital shall cause New Ruipeng Group to issue the corresponding equity to the parties that have injected the Underlying Assets.

3.3    The Capital Increase

(1)    Payment of contribution for capital increase

Within ten (10) business days after the Closing Date, Hillhouse Capital or its designated related party shall pay the balance of RMB 1.6 billion (the “Contribution for Capital Increase”) to the account (New Ruipeng Group shall, at least five (5) business days in advance, inform in writing Hillhouse Capital or its related party of such account information) designated by New Ruipeng Group according to the Valuation of the Shareholders’ Underlying Assets less the Working Capital for Transitional Period and the Paid Contribution for Capital Increase of Ceerhang paid in November 2018. Hillhouse Capital and/or its related party shall be entitled to the following proportion of shares to be issued by New Ruipeng Group on a fully diluted basis for the payment of Contribution for Capital Increase: RMB 1.6 billion/ (RMB 1.6 billion + Valuation of the Shareholders’ Underlying Assets).

(2)    Working Capital for Transitional Period

(a)

On the signing date of this Agreement, Ruipeng Management Shareholders and Hillhouse Capital shall jointly develop the plan for the use of working capital of New Ruipeng Group (the “Plan for Use of Working Capital for Transitional Period”), in order to support the business operation of New Ruipeng Group. The Plan for the Use of Working Capital for Transitional Period shall be developed in the following basic principles: (i) meeting the actual business operation needs of New Ruipeng Group in the transitional period, with the total amount of not more than RMB 500 million (the “Working Capital for Transitional Period”); (ii) the Working Capital for Transitional Period shall be paid in two or three installments, with the first installment being RMB 250 million; (iii) the Working Capital for Transitional Period shall be paid to the Group Members according to the applicable laws, including by means of a loan, capital increase or otherwise; (iv) the reason for and purpose of the funds required shall be stated in the plan and all the relevant documents shall be provided. Subject to conformity with the basic principles of the Plan for the Use of Working Capital for Transitional Period, Hillhouse Capital or its related party shall pay the Working Capital for Transitional Period of the corresponding amount to the relevant Group Members according to the Plan for the Use of Working Capital for Transitional Period within fifteen (15) business days after signing this Agreement.

(b)

The Working Capital for Transitional Period actually paid by Hillhouse Capital or its related party according to the above provision shall be automatically converted into the Contribution for Capital Increase on the Closing Date.

(3)	Skyfield’s Loan in 2018, the Paid Contribution for Capital Increase of Ceerhang and the relevant matters

(a)

The Parties hereby agree and acknowledge that (i) Skyfield provided a loan of RMB 50 million to Ruipeng according to the Loan Agreement signed on December 20, 2018 (“Skyfield’s Loan in 2018”); (ii) Ruipeng shall repay the principal of Skyfield’s Loan in 2018 within five (5) business days after receiving the first installment of the Working Capital for Transitional Period (if the Restructuring is closed, Ruipeng is not required to pay the interest of Skyfield’s Loan in 2018). After Skyfield receives such repayment, it shall pay all of it to Skyfield’s Underlying Companies for daily operation; (iii) Ruipeng’s repayment for Skyfield’s Loan in 2018 shall not be used to offset the Contribution for Capital Increase of the corresponding amount.

(b)

The Parties hereby acknowledge that the contribution of RMB 50 million that Hillhouse Capital or its related party paid for the capital increase of Ceerhang in November 2018 (the “Paid Contribution for Capital Increase of Ceerhang”) has been used for the actual operation of Ceerhang, and the Paid Contribution for Capital Increase of Ceerhang constitutes a part of the Contribution for Capital Increase.

(c)

The Parties hereby acknowledge that since January 6, 2019, the provision of funds by Hillhouse Capital or its related party to Skyfield’s Underlying Companies shall be executed according to the Plan for the Use of Working Capital for Transitional Period. The capital increase, loan or other payment made inconsistent with the Plan for the Use of Working Capital for Transitional Period shall not increase the valuation of each of Skyfield’s Underlying Assets under this Agreement and/or the overall valuation of Skyfield’s Underlying Assets, nor shall it increase the shareholding proportion of Hillhouse Capital and/or its related party in New Ruipeng Group, or be used to offset the Contribution for Capital Increase of the corresponding amount.

(4)    Equity Structure of New Ruipeng Group after the Capital Increase

If all the Existing Shareholders of Underlying Assets have all their underlying assets registered in the name of New Ruipeng Group or their wholly-owned subsidiaries, the equity structure of New Ruipeng Group is as set out in Annex 2 after completion of this Transaction.

Article 4    Closing Preconditions

The Closing can be carried out only when the following conditions (the “Closing Preconditions”) are satisfied on or before the Closing Date or jointly exempted in writing by Ruipeng Management Shareholders and Hillhouse Capital:

(1)	This Agreement has been duly signed by the relevant Parties and taken effect;

(2)

Each Party has performed and complied with all the undertakings and obligations stated in the Transaction Documents to which it is a party that it shall perform and comply with on or prior to the Closing Date in all material aspects;

(3)	The representations and warranties of the Parties are true, accurate and complete in all material aspects as of the signing date of this Agreement and the Closing Date;

(4)	There is no material adverse change in the Underlying Assets since the signing date of this Agreement;

(5)

The board of directors and general meeting of Ruipeng have approved through resolutions the Transaction (Ruipeng Parties (except for Ruipeng) hereby agree that they will vote for the Transaction on the relevant meeting of the board of directors and general meeting of Ruipeng considering and approving the Transaction), and the Existing Shareholders of Ruipeng (other than those who have not become a party to this Agreement) have waived their pre-emptive right, right of first refusal or other similar rights (if any) for the Restructuring, equity transfer or change, and the Capital Increase involved in the Transaction and other relevant transactions jointly approved by Ruipeng Management Shareholders and Hillhouse Capital;

(6)

The board of directors and general meeting of Skyfield’s Underlying Companies have approved through resolutions the Transaction (Skyfield and Gaoling Tiancheng hereby agree that they will vote for the Transaction on the relevant meeting of the board of directors and general meeting of Skyfield’s Underlying Companies considering and approving the Transaction), and the Existing Shareholders of Skyfield’s Underlying Assets (other than those who have not become a party of this Agreement) have waived their pre-emptive right, right of first refusal or other similar rights (if any) for the Restructuring, equity transfer or change, and the Capital Increase involved in the Transaction and other relevant transactions jointly approved by Ruipeng Management Shareholders and Hillhouse Capital;

(7)

There is no applicable law or action of governmental agencies that restricts, prohibits or cancels the Transaction; All the required government approvals that shall be obtained prior to the Closing Date for the Transaction (if any) have been obtained and remain effective;

(8)	Each Key Employee has signed the confidentiality agreement, IP ownership agreement and non-competition agreement set out in Annex 3 with New Ruipeng Group, Ruipeng or Skyfield’s Platform Companies;

Each party shall ensure the satisfaction of the Closing Preconditions prior to the Closing Date as soon as possible.

Article 5    Representations and Warranties of the Parties

5.1    Representations and Warranties of Ruipeng Parties

The Parties agree that unless otherwise disclosed to Hillhouse Capital by Ruipeng Parties, Ruipeng Parties shall jointly and severally ensure that the representations and warranties listed in Annex 4-1 to this Agreement are true, accurate and complete as of the signing date of this Agreement and the Closing Date. Ruipeng Parties acknowledge that the execution of this Agreement by other parties relies on the truthfulness, accuracy and completeness of the representations and warranties of Ruipeng Parties in all respects.

5.2    Representations and Warranties of Ruipeng Investor Shareholders

The Parties agree that unless otherwise disclosed to Hillhouse Capital by Ruipeng Investor Shareholders, Ruipeng Investor Shareholders shall jointly and severally ensure that the representations and warranties listed in Annex 4-2 to this Agreement are true, accurate and complete as of the signing date of this Agreement and the Closing Date. Ruipeng Investor Shareholders acknowledge that the execution of this Agreement by other parties relies on the truthfulness, accuracy and completeness of the representations and warranties of Ruipeng Investor Shareholders in all respects.

5.3    Representations and Warranties of Skyfield Parties

The Parties agree that unless otherwise disclosed to Ruipeng Management Shareholders by Ceerhang, Skyfield and Hong Kong Skyfield, Ceerhang, Skyfield and Hong Kong Skyfield shall jointly and severally ensure that the representations and warranties about Ceerhang and themselves listed in Annex 4-3 to this Agreement are true, accurate and complete as of the signing date of this Agreement and the Closing Date. The aforesaid parties acknowledge that the execution of this Agreement by other parties relies on the truthfulness, accuracy and completeness of the representations and warranties of the aforesaid parties in all respects.

The Parties agree that unless otherwise disclosed to Ruipeng Management Shareholders by Yunchong, Skyfield and Hong Kong Skyfield, Yunchong, Skyfield and Hong Kong Skyfield shall jointly and severally ensure that the representations and warranties about Yunchong and themselves listed in Annex 4-3 to this Agreement are true, accurate and complete as of the signing date of this Agreement and the Closing Date. The aforesaid parties acknowledge that the execution of this Agreement by other parties relies on the truthfulness, accuracy and completeness of the representations and warranties of the aforesaid parties in all respects.

The Parties agree that unless otherwise disclosed to Ruipeng Management Shareholders by Anan, Skyfield and Hong Kong Skyfield, Anan, Skyfield and Hong Kong Skyfield shall jointly and severally ensure that the representations and warranties about Anan and themselves listed in Annex 4-3 to this Agreement are true, accurate and complete as of the signing date of this Agreement and the Closing Date. The aforesaid parties acknowledge that the execution of this Agreement by other parties relies on the truthfulness, accuracy and completeness of the representations and warranties of the aforesaid parties in all respects.

The Parties agree that unless otherwise disclosed to Ruipeng Management Shareholders by Ainuo, Skyfield and Hong Kong Skyfield, Ainuo, Skyfield and Hong Kong Skyfield shall jointly and severally ensure that the representations and warranties about Ainuo and themselves listed in Annex 4-3 to this Agreement are true, accurate and complete as of the signing date of this Agreement and the Closing Date. The aforesaid parties acknowledge that the execution of this Agreement by other parties relies on the truthfulness, accuracy and completeness of the representations and warranties of the aforesaid parties in all respects.

5.4    Representations and Warranties of Minority Shareholders of Skyfield

The Parties agree that unless otherwise disclosed to Ruipeng Management Shareholders by the minority shareholders of Skyfield, the minority shareholders of Skyfield shall severally but not jointly ensure that the representations and warranties listed in Annex 4-4 to this Agreement are true, accurate and complete as of the signing date of this Agreement and the Closing Date, and shall be jointly liable for the representations and warranties related to Skyfield’s Platform Companies they directly or indirectly hold which are made by Skyfield’s Platform Companies and Hong Kong Skyfield they directly or indirectly hold and listed in Annex 4-3 to this Agreement. The minority shareholders of Skyfield acknowledge that the execution of this Agreement by other parties relies on the truthfulness, accuracy and completeness of the representations and warranties of the minority shareholders of Skyfield in all respects.

Article 6    Transitional Period and Relevant Arrangements

6.1    Restrictions on action within the transitional period

Except (i) otherwise specified in the Transaction Documents, (ii) the action required by the general meeting, board of directors and management of New Ruipeng Group according to this Agreement, or (iii) the action that it can not fully control because the relevant Ruipeng Group Member or Skyfield Group Member is not its wholly-owned subsidiary (in these situations, if the Ruipeng Group Member or Skyfield Group Member needs to make a decision according to the Articles of Association or other corporate governance documents of the relevant subsidiaries, they shall obtain the prior approval of Hillhouse Capital and Ruipeng Management Shareholders), from the signing date of this Agreement to the Closing Date (this period is referred to the “Transitional Period”), without the prior approval of Hillhouse Capital and Ruipeng Management Shareholders or their authorised representatives, Ruipeng Parties shall ensure that they and their related Ruipeng Group Members, Skyfield Parties and the minority shareholders of Skyfield shall ensure that they and their related Skyfield Group Members will not take any of the following action:

(a)	Modifying or agreeing to modify its Articles of Association, changing its equity structure, or issuing or repurchasing or agreeing to issue or repurchase or transferring any equity securities;

(b)	Changing its business scope, or expanding in non-principal business areas;

(c)	Causing any Ruipeng Group Members or Skyfield Group Members to be acquired, liquidated, merged or restructured or any similar action;

(d)	Concluding any major contract, except in the normal business course;

(e)	Terminating, amending or changing in any material aspect any major license, except (x) based on the requirement of any governmental agency; or (y) in the normal business course;

(f)	Establishing any subsidiary or subscribing for, purchasing or accepting the equity securities of any person;

(g)	Making any capital expenditure or making any undertaking to create or oblige any Ruipeng Group Members or Skyfield Group Members to make capital expenditure;

(h)	Conducting any related transaction, except those disclosed in the Disclosure Letters;

(i)	Applying for loans or borrowings from third parties, or providing any form of guarantee for third parties;

(j)	Waiving the debts of third parties;

(k)	Reach settlement for any litigation, arbitration or dispute;

(l)	Distributing dividends or any other form of distribution to their respective shareholders;

(m)	Changing the accounting policies;

(n)	Transferring, licensing, selling, mortgaging, pledging, leasing or otherwise disposing of its assets or creating any other encumbrance thereon, except in the normal business course;

(o)

Increasing the salary payments of any of its employees, adopting new benefit plans or paying any bonus, benefit or other direct or indirect compensation, other than the salary adjustments consistent with market practices;

(p)

Increasing the rents of any Ruipeng Group Members or Skyfield Group Members or their respective leased stores, except for the rent adjustments pursuant to the signed lease agreements or in accordance with market practice after the lease agreements expire;

(q)	Signing agreements or making undertakings for the above matters.

6.2    Establishment of Structure of New Ruipeng Group, Its Business, Operation and Management

(1)	The Parties agree that, since the signing date of this Agreement:

(a)

New Ruipeng Group (whether actually established or not) shall be deemed to hold all the Underlying Assets of the Existing Shareholders of Underlying Assets who have signed this Agreement (whether the equity registration procedures for the Underlying Assets have been completed or not);

(b)

The Existing Shareholders of Underlying Assets who have signed this Agreement shall hold the equity of New Ruipeng Group according to the proportion of the valuation of their underlying assets in the valuation of the underlying assets of the signing shareholders (that is, the sum of the valuations of the Underlying Assets held by all the Existing Shareholders of Underlying Assets who have signed this Agreement, “Valuation of Underlying Assets of Signing Shareholders”) (If all the Existing Shareholders of Underlying Assets have signed this Agreement, the Valuation of Underlying Assets of Signing Shareholders shall be RMB 8.4 billion) (whether the equity registration procedures of New Ruipeng Group have been completed or not). If all the Existing Shareholders of Underlying Assets signed this Agreement, the shareholding proportion of the Existing Shareholders of Underlying Assets in New Ruipeng Group is as set out in Annex 2;

(c)

The Parties shall establish the general meeting, board of directors and management of New Ruipeng Group according to Article 9 of this Agreement (whether the relevant registration/filing procedures can be handled or not), and take charge of the operation and management of the Underlying Assets according to Article 9 of this Agreement, with each party providing all the necessary cooperation.

(2)

During the Transitional Period, each of Ruipeng Parties shall ensure the normal business operation of each Ruipeng Group company, and each of Skyfield Parties shall ensure the normal business operation of each Skyfield Group company.

(3)

The Parties agree that since the signing date of this Agreement, whether or not the relevant entities of New Ruipeng Group have been established, the registration/filing procedures for the general meeting, board of directors and management of New Ruipeng Group have been completed, the general meeting, board of directors and management of New Ruipeng Group shall be fully responsible for the operation and management of all the underlying assets held by the Existing Shareholders of Underlying Assets who have signed this Agreement, the relevant Existing Shareholders of Underlying Assets agree to and shall cause the board of directors or management of Ruipeng Group members, Skyfield Group members to agree to provide all the necessary approvals and cooperation, including but not limited to:

(a)

Making the general meeting resolutions/shareholder decisions, resolutions of board of directors/decisions of executive directors of Ruipeng Group members, Skyfield Group members as requested by the general meeting, board of directors and management of New Ruipeng Group. Without the approval of the general meeting, board of directors or the management of New Ruipeng Group (the specific approval authorities shall be determined in accordance with the provisions in Article 9 of this Agreement), Ruipeng Group members and Skyfield Group members shall not make any general meeting resolutions/shareholder decisions, resolutions of the board of directors/decisions of executive directors, except the operation and management of the Underlying Assets by Ruipeng Group members and Skyfield Group members within the scope of authorisation by the general meeting, board of directors and management of New Ruipeng Group;

(b)

Adjusting the functions and power of the general meeting of Ruipeng Group members and Skyfield Group members according to the functions and power of the general meeting of New Ruipeng Group, and delegating the exercise of the shareholder’s rights of Ruipeng Group members and Skyfield Group members to the shareholders of New Ruipeng Group (if required);

(c)

Adjusting the functions, power and composition of the board of directors of Ruipeng Group members and Skyfield Group members according to the functions and power of the board of directors of New Ruipeng Group (if required);

(d)

Adjusting the functions, power and composition of the management of Ruipeng Group members and Skyfield Group members according to the functions, power and composition of the management of New Ruipeng Group (if required);

(e)

Implementing new (if any) financial management systems, applicable accounting policies and methods and other financial management requirements in Ruipeng Group members and Skyfield Group members according to the arrangements of the management of New Ruipeng Group and Hillhouse Capital (the management of New Ruipeng Group and Hillhouse Capital shall appoint financial management personnel to take over all or part of the financial management of Ruipeng Group members and Skyfield Group members (including taking over the bank accounts and the passwords, management authorities, etc.) when necessary);

(f)

Implementing new (if any) company seals, license management, management systems, work standards, processes, training system and supporting documents (if any) in Ruipeng Group members and Skyfield Group members according to the arrangements of the management of New Ruipeng Group and Hillhouse Capital, handing over the company seals and licenses to the designated person of the management of New Ruipeng Group and Hillhouse Capital (if required), who shall be in charge of the application and use of the seals and licenses;

(g)

Ruipeng Group members and Skyfield Group members shall provide the management authorities of the relevant financial and business management systems (including the Warmsoft system) to the persons designated by the management of New Ruipeng Group and Hillhouse Capital, and adjust the rules of use of the relevant system software, the permissions of the users and other usage matters according to the requirements of the management of New Ruipeng Group and Hillhouse Capital;

(h)

Implementing new (if any) HR management systems, veterinary practice management systems and other personnel management requirements in Ruipeng Group members and Skyfield Group members according to the arrangements of the management of New Ruipeng Group and Hillhouse Capital, and adjusting the employees and posts of Ruipeng Group members and Skyfield Group members when necessary;

(i)

Setting up, deciding and adjusting the organizational structure of the group members, internal organization/management structure/institution, department structure, responsibilities and authority of each department and its members, basic (operation) management systems, employment and dismissal of accounting firms according to the joint approval of the co-chairmen of New Ruipeng Group.

(4)

The Parties agree that since the signing date of this Agreement, whether or not the relevant entities of New Ruipeng Group have been established, the registration/filing procedures for the general meeting, board of directors and management of New Ruipeng Group have been completed, Ruipeng Management Shareholders and Hillhouse Capital or its related party and their respective authorised representatives shall have the right to check and take stock of the accounting books and records and/or assets of (i) Ruipeng Group members and all their stores; and (ii) Skyfield Group members and all their stores, and shall ensure the integrity of the assets and businesses; while Ruipeng Group members, Skyfield Group members, Hillhouse Capital or its related party and their store managers shall provide all the necessary cooperation. In addition to complying with the restrictions on action within the Transitional Period set out in Article 6.1, Hillhouse Capital, minority shareholders of Skyfield and Ruipeng Management Shareholders shall make their best efforts to supervise the business operation of the relevant group members, and maintain the stability of the assets, customers, employees and business of the relevant group members and all the stores.

6.3    Information provision

During the Transitional Period, the relevant parties shall ensure that with reasonable notice, Ruipeng Management Shareholders and Hillhouse Capital and their respective authorised representatives can reasonably access the offices of Ruipeng Group members and Skyfield Group members and obtain the property and accounting books and records as well as additional financial and operational data and other information about the business that Ruipeng Management Shareholders and Hillhouse Capital may reasonably request from time to time.

6.4    Exclusivity

Since the signing date of this Agreement, except for the Transaction carried out by the Parties according to the Transaction Documents, Ruipeng Parties shall not, and shall not permit or authorise any of its related parties or their respective officers, directors, employees, consultants, agents or representatives to, directly or indirectly, (i) invite and accept the offers or intentions from anyone other than Hillhouse Capital and its related parties to purchase, subscribe for, replace or otherwise invest in or acquire the underlying assets of Ruipeng or its related parties (“Investment Offer”); (ii) discuss or negotiate the Investment Offer or provide any due diligence materials or information to any person in connection with the Investment Offer; or (iii) enter into or execute any contract or arrangement (including any letter of intent or similar document, whether legally binding or not) in connection with the Investment Offer.

Since the signing date of this Agreement, except for the Transaction carried out by the Parties according to the Transaction Documents, Hillhouse Capital and Skyfield Parties shall not, and shall not permit or authorise any of their related parties or their respective officers, directors, employees, consultants, agents or representatives to, directly or indirectly, (i) invite and accept the Investment Offer from anyone other than Ruipeng Parties and their related parties to purchase, subscribe for, replace or otherwise invest in or acquire the underlying assets of Skyfield or their related parties; (ii) discuss or negotiate the Investment Offer or provide any due diligence materials or information to any person in connection with the Investment Offer; or (iii) enter into or execute any contract or arrangement (including any letter of intent or similar document, whether legally binding or not) in connection with the Investment Offer.

Since the signing date of this Agreement, except for the Transaction carried out by the Parties according to the Transaction Documents, the minority shareholders of Skyfield and Ruipeng Investor Shareholders shall not, and shall not permit or authorise any of their related parties or their respective officers, directors, employees, consultants, agents or representatives to, directly or indirectly, (i) invite and accept the Investment Offer from anyone other than Ruipeng Parties or Hillhouse Capital and their respective related parties to purchase, subscribe for, replace or otherwise invest in or acquire the underlying assets of Ruipeng, the underlying assets of Skyfield or their related parties; (ii) discuss or negotiate the Investment Offer or provide any due diligence materials or information to any person in connection with the Investment Offer; or (iii) enter into or execute any contract or arrangement (including any letter of intent or similar document, whether legally binding or not) in connection with the Investment Offer.

6.5    Notice of Event of Default

If any parties breach the Transaction Documents to which they are a party prior to the Closing Date, the party shall immediately notify the other parties of the incident.

Article 7    Undertakings

7.1    Further Action

New Ruipeng Group’s Board of Directors shall, and the parties shall do their best to procure each Group Member to, take the following action as soon as possible after the signature date of this Agreement, so as to avoid any material obstacle to the Listing of New Ruipeng Group:

(1)	Obtain relevant government approvals in accordance with applicable laws or Government Authorities’ requirements;

(2)	Standardize the financial system of each Group Member, and declare and pay taxes in accordance with law;

(3)

Timely declare and pay all applicable social insurance premium and housing provident fund for all the employees of the Group Members, withhold such amount of social insurance premium and housing provident fund as payable by employees themselves, and pay any balance of, or make appropriate accounting provision for, any omitted or underpaid amount of social insurance premium and housing provident fund, in accordance with applicable laws;

(4)

Timely declare and withhold relevant taxes, upon payment of any amount to the persons of the Group Members who are obliged to pay any amount to be withheld, including but not limited to employees, shareholders, etc., and make appropriate accounting provision for any omitted or underpaid amount of withheld taxes, in accordance with applicable laws;

(5)	Gradually eliminate any Property Defect of the Group Members, including but not limited to disclosure of any Property Defect listed in the Disclosure Letter;

(6)

Properly deal with the legitimate rights or claims of the minority shareholders, of Skyfield Underlying Companies and the hospitals acquired by it, and of the Subsidiaries directly or indirectly held by Ruipeng, including any potential priority or other rights to this Transaction, the right to conduct the roll-over of the equity held in a Subsidiary into that in New Ruipeng Group or any other right and claim;

(7)	Gradually rectify any other non-compliance of the Group Members as disclosed in the Disclosure Letter, and comply with all applicable laws in management and business operation.

7.2    Undertaking for Employment and Non-competition

(1)

Unless otherwise disclosed in the Disclosure Letter jointly agreed or accepted by Ruipeng’s Management Shareholders and Hillhouse Capital, Peng Yonghe, Liu Lang, Zhang Yanzhong, Zhang Wei, Wang Liesheng, Dong Yi, Mao Junfu, Kan Jiansheng and Wei Rensheng hereby severally but not jointly undertake, to the other Parties, to perform full-time work and services for New Ruipeng Group, until (a) the date when the six (6) years from the Closing Date expire, if the Listing of New Ruipeng Group fails to be completed during the said period; or (b) the date when the two (2) years after completion of the Listing of New Ruipeng Group expire, if the Listing of New Ruipeng Group is completed within six (6) years from the Closing Date.

(2)

Unless otherwise disclosed in the Disclosure Letter jointly accepted by Ruipeng’s Management Shareholders and Hillhouse Capital, Ruipeng’s Management Shareholders and Skyfield’s Minority Shareholders severally but not jointly undertake, to Hillhouse Capital, that, except for New Ruipeng Group, they and their respective related parties will not separately operate or invest, participate or otherwise engage in any business competitive with New Ruipeng Group’s Principal Business from the signature date of this Agreement, until the date when the two years (which shall be adjusted into three years, if it is dismissed by New Ruipeng Group due to its any fault) after the following date, whichever the latter, expires: (i) the date when it leaves New Ruipeng Group, (ii) the date when the percentage of the aggregate shares of New Ruipeng Group directly and/or indirectly held by itself and/or through its related parties on a fully diluted basis is less than 0.5%, (iii) the date when the percentage of the aggregate shares of New Ruipeng Group directly and/or indirectly held by itself and/or through its related parties is less than 15% of the aggregate shares of New Ruipeng Group directly and/or indirectly held by it, including it and its related parties, on the Closing Date.

(3)

Hillhouse Capital undertakes, to Ruipeng’s Management Shareholders, that, Hillhouse Capital and its related parties shall not establish any new holding or investment platforms in pet medical industry, without New Ruipeng Group’s consent, except for any investment and business platforms already disclosed to Ruipeng, (a) if the percentage of the aggregate shares of New Ruipeng Group directly and/or indirectly held by Hillhouse Capital itself and/or through its related parties on a fully diluted basis is more than 30% of the aggregate shares of New Ruipeng Group directly and/or indirectly held by it, including it and its related parties, on the Closing Date, or (b) during the period from the signature date of this Agreement to (x) the date when the six (6) years from the Closing Date expire, if the Listing of New Ruipeng Group fails to be completed during the said period, or (y) to the date when the two (2) years after completion of the Listing of New Ruipeng Group expire, if the Listing of New Ruipeng Group is completed within six (6) years from the Closing Date.

(4)

Skyfield’s Minority Shareholders hereby severally but not jointly undertake, to the other Parties, that, from the signature date of this Agreement, they shall and shall ensure that its related parties shall:

(a)	use the Group as the sole platform for operating the Principal Business, and conduct businesses, acquisition, etc. related to the Principal Business through the Group;

(b)

not, in the capacity of director, senior manager, employee, partner, shareholder, consultant or otherwise, directly or indirectly establish or invest or participate in any entity directly or indirectly competitive with any Group Member’s Principal Business or any third party directly or indirectly competitive with the Group’s Principal Business as determined by New Ruipeng Group’s Board of Directors (each hereinafter referred to as “Competitor”), or own any equity, join or hold any position in, manage, operate, control, cooperate with, or lend any money or provide any financial or other assistance to any Competitor; except for only holding a total of no more than one percent (1%) of any Competitor’s listed, marketed and outstanding equity without any other relations or relationships;

(c)	not solicit any Group Members’ any employees to leave his/her job.

(5)

Ruipeng Investor’s Shareholders (except that the percentage of the aggregate shares of New Ruipeng Group directly and/or indirectly held by them and their related parties at that time is less than 0.6%) hereby severally but not jointly undertake, to the other Parties, that, unless otherwise jointly agreed by Ruipeng’s Management Shareholders and Hillhouse Capital, from the signature date of this Agreement, they shall and shall ensure that its related parties shall:

(a)	use the Group as the sole platform for operating animal diagnosis and treatment businesses, and conduct and acquire animal diagnosis and treatment business through the Group;

(b)

not, in the capacity of director, senior manager, employee, partner, shareholder, consultant or otherwise, establish or invest or participate in any entity directly or indirectly competitive with any Group Member’s animal diagnosis and treatment businesses or any third party directly or indirectly competitive with the Group’s animal diagnosis and treatment businesses as determined by New Ruipeng Group’s Board of Directors, or own any equity, join or hold any position in, manage, operate, control, cooperate with, or lend any money or provide any financial or other assistance to any such third party; except for only holding a total of no more than one percent (1%) of any such third party’s listed, marketed and outstanding equity without any other relation or relationship;

(c)	not solicit any Group Members’ any employees to leave his/her job.

7.3    Management Incentive Plan

After the Closing Date, the Parties shall agree to, or shall ensure its related parties to, cast an affirmative vote at the Shareholders’ Meeting on the proposal related to the management incentive plan (the “Management Incentive Plan”) to be led and implemented in New Ruipeng Group. The Management Incentive Plan shall comply with the following: (1) the management’ total option shares will reach 5% of New Ruipeng Group’s all shares on a fully diluted basis for a moment after completion of this Transaction, which shall be granted to the different relevant management specified in the Management Incentive Plan, at different time, within three (3) years after Management Incentive Plan is approved by the Shareholders’ Meeting; (2) after the three (3) years following approval on the Management Incentive Plan by the Shareholders’ Meeting expires, the Parties shall agree to, or shall ensure its related parties to, approve relevant proposals at the Shareholders’ Meeting to increase management’ incentive options, depending on New Ruipeng Group’s business development status, but the number to be increased shall not exceed 3% of New Ruipeng Group’s all shares on a fully diluted basis for a moment after completion of this Transaction. The Parties confirm that Mr. Peng Yonghe and Mr. Zhang Yanzhong, before December 31, 2020 or before completion of the Listing of New Ruipeng Group, actively waive participation in the Management Incentive Plan and possible profits.

7.4    Other Undertakings

The Parties confirm that such undertaking made by Ruipeng’s Management Shareholders or their related parties to repurchase the equity held by other Existing Shareholders of Ruipeng as disclosed by them in the Disclosure Letter will be accepted and performed by New Ruipeng Group or its designated third party after signature hereof (New Ruipeng Group shall assume joint and several liability at that time). For the avoidance of doubt, the Parties confirm that, after the signature of this Agreement, under no circumstances will any Ruipeng’s Management Shareholders continue to assume the said equity repurchase obligation, unless otherwise specified in Article 19.3 hereof.

7.5    Implementation of Existing Employee Equity Incentive Plan

For any indirect change to Underlying Companies’ equity, arising from the implementation of the Underlying Company’s existing employee equity incentive plan (including any platform entity partnership agreement, Articles of Association or other organizational documents established for the implementation of such a plan) as disclosed in the Disclosure Letter, between or among the platform entity or its general partners, or corresponding current or former employees established for the implementation of such a plan, or for any change to the shares in New Ruipeng Group corresponding to such equity, the Parties shall agree to waive the requirement to obtain their consent, or the right of first refusal or other similar rights (if applicable), and the agreement on the share of transfer under Article 8.1 (a) (i) and (ii) of this Agreement shall not apply to the said changes.

Article 8    Shareholder’s Rights

8.1    Restriction on Transfer of Shares by Shareholders

Unless otherwise specified herein, any transfer of shares by New Ruipeng Group’s shareholders shall be subject to this Article 8 from the Closing Date, until the Listing of New Ruipeng Group is completed. The Transferee compliant with this Article shall sign a written agreement to agree to accept and comply with all of the Transferring Shareholder’s obligations hereunder.

(a)

Unless it is agreed by Hillhouse Capital and Ruipeng’s Management Shareholders in written in prior, any Ruipeng Party (other than Ruipeng), Skyfield’s Minority Shareholders and/or any related parties of the said entities directly or indirectly holding New Ruipeng Group’s shares shall not directly or indirectly sell, gift, transfer, pledge, establish Encumbrance on or otherwise dispose any New Ruipeng Group’s shares held by it/them, including disposal of any right to profit, rights or interests corresponding to the shares (for the purpose of this Agreement, in each case of disposal, no matter voluntarily or involuntarily, including but not limited to any disposal due to change in individual marital status or bankruptcy or insolvency or otherwise, each hereinafter referred to as “transfer”), but, for any said Transferring Shareholder, the following circumstances shall be excluded, which do not require the consent from New Ruipeng Group’s any other shareholder: (i) the total shares transferred cumulatively through a single or a series of transaction do not exceed 5% of the total shares in New Ruipeng Group held by them respectively on the Closing Date, or (ii) where the Listing of New Ruipeng Group fails to be realized on the date when the six (6) years from the Closing Date expires, the total shares transferred cumulatively through a single or a series of transactions thereafter do not exceed 20% of the total shares in New Ruipeng Group held by them respectively on the Closing Date (in case of any transfer under Article 8.1 (a) (i) hereof, related share shall be included and calculated), however, the Transferring Shareholder shall not transfer New Ruipeng Group’s shares held by it to any Competitor, and New Ruipeng Group’s other shareholders shall be entitled to the right of first refusal, but not tag-along right, to such transfer under the same conditions.

(b)

Unless it is agreed by Hillhouse Capital and Ruipeng’s Management Shareholders in written in prior, any Ruipeng Investor’s Shareholder shall not directly or indirectly transfer the New Ruipeng Group’s shares held by it, but, for any said Transferring Shareholder, the following circumstances shall be excluded, which do not require the consent from New Ruipeng Group’s any other shareholder: (i) transfer by Ruipeng Investor’s Shareholder to the fund managed by its fund manager or to its related parties; (ii) that the total shares transferred cumulatively through a single or a series of transactions do not exceed 30% of the total shares in New Ruipeng Group held by them respectively on the Closing Date, during the three (3) year from the Closing Date, or (iii) transfer after the three (3) year from the Closing Date expires. In any case, the Transferring Shareholder shall not transfer New Ruipeng Group’s shares held by it to any Competitor, and New Ruipeng Group’s other shareholders shall be entitled to the right of first refusal, but not tag-along right, to the transfer under clause (ii) under the same conditions.

(c)

Unless it is agreed by Hillhouse Capital and Ruipeng’s Management Shareholders in written in prior, Hillhouse Capital or its related parties holding New Ruipeng Group’s shares shall not directly or indirectly transfer the New Ruipeng Group’s shares held by it or them, but, for any said Transferring Shareholder, the following circumstances shall be excluded, which do not require the consent from New Ruipeng Group’s any other shareholder: (i) transfer to the fund managed by its fund manager or to its related parties; or (ii) that the percentage of the total shares in New Ruipeng Group held by it after a single or a series of transfers is not less than the sum of 5% and the percentage of the total shares in New Ruipeng Group directly and indirectly held by Ruipeng Parties at that time (in case of indirect shareholding, it shall be the number obtained by multiplying fully based on the shareholding ratio of Ruipeng Parties), but the Transferring Shareholder shall not transfer New Ruipeng Group’s shares held by it to any Competitor, and New Ruipeng Group’s other shareholders shall be entitled to the right of first refusal, but not tag-along right, to the transfer under clause (ii) under the same conditions.

(d)

No matter whether there are any contrary provisions specified herein, there is no restriction on the transfer by Gaoling Tiancheng (including any relevant party holding New Ruipeng Group’s shares for Gaoling Tiancheng for the purpose of completing this Transaction, if applicable) of New Ruipeng Group’s shares held by it. Other shareholders shall not be entitled to the right of first refusal or any other rights. Gaoling Tiancheng shall notify New Ruipeng Group within three (3) business days after completing the said transfer; For the avoidance of doubt, the said transfer by Gaoling Tiancheng shall not result in a breach by it of Article 8.1(c) hereof.

8.2    Right of First Refusal

(a)

Subject to Article 8.1, if a shareholder of New Ruipeng Group (referred to as “Transferring Shareholder” at that time) intends to transfer New Ruipeng Group’s shares (referred to as “Sales Shares” at that time) held by it to any person (“Transferee”) directly or indirectly (“proposed transfer”), New Ruipeng Group’s other shareholders shall be entitled to the right of first refusal in accordance with Article 8.2.

(b)

Before the proposed transfer, the Transferring Shareholder shall, send to New Ruipeng Group’s other shareholders (referred to as “Offerees” at that time) a written notice (“Transfer Notice”) constituting an offer, specifying: (i) Transferring Shareholder’s name; (ii) Transferee’s name and address; (iii) the number of Sales Shares; (iv) the amount and form of the consideration for the proposed transfer; and (v) other terms and conditions of the proposed transfer. If any considerations other than cash are included in the consideration for the proposed transfer, the calculation of the fair market value of such consideration and explanation of the calculation basis shall also be included in the Transfer Notice.

(c)

The Offerees shall be entitled (“right of first refusal”) to exercise its right, by delivering written notice, to purchase the Sales Shares fully or partially, based on the price, terms and conditions specified in the Transfer Notice and on their respective Share in the Right of First Refusal, within 20 business days from the Closing Date of the Transfer Notice (“Right of First Refusal Exercising Period”). Share in the Right of First Refusal refers to the result calculated as follows: the number of Sales Shares * New Ruipeng Group’s shares held by the Offerees exercising the right of first refusal on the Transfer Notice date / the total shares in New Ruipeng Group held by all the Offerees exercising the right of first refusal on the Transfer Notice date.

(d)

If any Offerees fail to exercise or fails to fully exercise their right of first refusal, other Offerees who fully exercise their right of first refusal shall have the right, within 10 business days after the Right of First Refusal Exercising Period, to require to purchase the Sales Shares to which the right of first refusal has not been exercised (“Remaining Sales Shares”); if the number of the Remaining Sales Shares that all the Offerees who fully exercise their right of first refusal intend to purchase exceeds the total number of the Remaining Sales Shares,, any Offeree that intends to purchase the Remaining Sales Shares and fully exercises its right of first refusal shall have the right to purchase the number of the Remaining Sales Shares calculated by multiplying the Remaining Sales Shares by a fraction, where the numerator is the number of the Remaining Sales Shares that such Offeree intends to purchase, and the denominator is the total number of the Remaining Sales Shares that all the Offerees who intend to purchase the Remaining Sales Shares intend to purchase.

(e)

Subject to Article 8.3, Transferring Shareholder may transfer the Sales Shares that the Offerees do not undertake to purchase in accordance with Article 8.2 to the Transferee, based on the price, terms and conditions, specified in the Transfer Notice, provided that: (i) the proposed transfer shall be completed within 60 business days after the date when a Transfer Notice is sent (otherwise, the restrictions specified in Article 8.2 will be re-initiated for the outstanding proposed transfer); and (ii) the Transferee shall accept, as a successor, the Transferring Shareholder’s rights and obligations hereunder corresponding to the Sales Shares transferred to the Transferee.

(f)

If an Offeree exercises the right of first refusal, New Ruipeng Group and each shareholder shall, upon the Offeree’s requirement, immediately sign all such documents and take all such action as necessary for completing such transfer.

8.3    Tag-along Right

(a)

If the Offeree fails to exercise the right of first refusal, the Transferring Shareholder shall send to the Offeree a written notice specifying that tag-along right may be exercised, within 5 business days from the expiration date of the Right of First Refusal Exercising Period.

(b)

Subject to Article 8.1 of this Agreement, any Offeree (referred to “Tag-along Right Holder” at that time) shall be entitled (“tag-along right”) to exercise its right, by delivering written notice to the Transferring Shareholder, within 20 business days after the date when the notice specified in Article 8.3 (a) is delivered, to require the Transferee or the Offeree exercising the right of first refusal (if applicable) to buy a certain number of shares from such Tag-along Right Holder at such same price and on such same terms and conditions as proposed to be offered to the Transferring Shareholder. The maximum of such number shall be: the number of Sales Shares * (total shares in New Ruipeng Group held by such Tag-along Right Holder on the Transfer Notice date/sum of the total shares in New Ruipeng Group held by all the Tag-along Right Holders exercising the tag-along right and by Transferring Shareholder on the Transfer Notice date).

(c)

If Tag-along Right Holder has exercised tag-along right, but the Transferee or the Offeree exercising the right of first refusal (if applicable) fails to purchase relevant shares from the Tag-along Right Holder, the Transferring Shareholder shall not make a proposed transfer.

8.4    Preemption Right

(a)

After the Closing Date, New Ruipeng Group shall, before proposing to issue (“proposed issuance”) any Equity Securities to any person (“Proposed Subscriber”), first make an offer to New Ruipeng Group’s each shareholder in accordance with this Article 8.4 to enable New Ruipeng Group’s each shareholder (referred to as “Preemption Right Holder” at that time) to be entitled to subscribe such Equity Securities, in cash, on the same conditions, at the same unit price, based on its shareholding ratio in New Ruipeng Group before such issuance (“preemption right”).

(b)

Before a proposed issuance, New Ruipeng Group shall deliver a written notice about proposed issuance (“Proposed Issuance Notice”) to each Preemption Right Holder, specifying: (i) the number, type and terms of the Equity Securities to be issued this time; (ii) the consideration to be obtained by the New Ruipeng Group after implementation of the proposed issuance; and (iii) the name(s) and address(s) of Proposed Subscriber(s). If any considerations other than cash are included in the consideration for the proposed issuance, the calculation of the fair market value of such consideration and explanation of the calculation basis shall also be included in the Proposed Issuance Notice.

(c)

If, within 20 business days after the Proposed Issuance Notice is delivered (“Preemption Right Exercising Period”), any Preemption Right Holders choose to exercise their preemption right, such Preemption Right Holder shall deliver a written notice to New Ruipeng Group specifying the number and type of the Equity Securities proposed to be subscribed by it.

(d)

If any Preemption Right Holders fail to exercise or fails to fully exercise their preemption right, other Preemption Right Holders who fully exercise their preemption right shall have the right, within 10 business days after the Preemption Right Exercising Period, to require to subscribe for the Equity Securities to which the preemption right has not been exercised (“Remaining Additionally-issued Shares”); if the number of the Remaining Additionally-issued Shares that the Preemption Right Holders who fully exercise their preemption right intend to purchase exceeds the total number of the Remaining Additionally-issued Shares, any Preemption Right Holder that intends to purchase the Remaining Additionally-issued Shares and fully exercises its preemption right shall have the right to purchase the number of the Remaining Additionally-issued Shares calculated by multiplying the Remaining Additionally-issued Shares by a fraction, where the numerator is the number of the Remaining Additionally-issued Shares that such Preemption Right Holder intends to purchase, and the denominator is the total number of the Remaining Additionally-issued Shares that all the Preemption Right Holders who intend to purchase the Remaining Additionally-issued Shares intend to purchase.

(e)

New Ruipeng Group shall complete the issuance of the Equity Securities not subscribed for by the Preemption Right Holder to the Proposed Subscriber, in accordance with the terms and conditions specified in the Proposed Issuance Notice, within 40 business days after the Preemption Right Exercising Period expires, provided that the Proposed Subscriber shall join this Agreement as a party and shall be subject to all the terms and conditions hereunder that apply to the Parties. If New Ruipeng Group fails to complete the issuance within such 40 business days, it shall not make proposed issuance without re-execution of the requirements specified in Article 8.4.

(f)

For the purpose of Article 8.4, proposed issuance shall not cover: (i) the Equity Securities issued by New Ruipeng Group in accordance with the Restructuring Scheme and for the Capital Increase; (ii) the Equity Securities issued by New Ruipeng Group under equity incentive plan; (iii) the Equity Securities newly issued by New Ruipeng Group since the issued Equity Securities are converted, exercised or replaced; (iv) the Equity Securities issued by New Ruipeng Group upon Listing; and (v) the Equity Securities issued by New Ruipeng Group due to subdivision of shares, shares dividends, or other similar matters that all Preemption Right Holders are entitled to participate in based on their shareholding ratio in New Ruipeng Group.

(g)

If any Preemption Right Holders choose to exercise preemption right, New Ruipeng Group and each shareholder shall sign and take all the documents and action necessary for completing such subscription, upon such Preemption Right Holder’s requirements, under the pre-condition that the proposed issuance has been properly approved by New Ruipeng Group’s Shareholder’ Meeting.

8.5    Anti-dilution

From the Closing Date to the completion of the Listing of New Ruipeng Group, upon proposed issuance by New Ruipeng Group to any person (except for the matters specified in Article 8.4(f) hereof), the issuance price of New Ruipeng Group’s each share (“Unit Price of Shares for New Shareholders”) shall not be less than the costs paid by Hillhouse Capital or its related parties (only Hillhouse Capital or its related parties subscribing this Capital Increase, hereinafter referred to as “Anti-dilution Right Shareholder”) for such New Ruipeng Group’s each share as obtained by it or them through this Capital Increase (“Unit Price for the Capital Increase”). Unit Price for the Capital Increase = Contribution for Capital Increase / the number of New Ruipeng Group’s shares obtained by Anti-dilution Right Shareholder through this Capital Increase (in case of subdivision of shares, shares dividends, or other similar events, the number of shares shall be adjusted accordingly). Otherwise, (1) Anti-dilution Right Shareholder’s prior written consent shall be obtained for such proposed issuance, and (2) New Ruipeng Group shall issue partial shares to Anti-dilution Right Shareholder for free or, by any other means in compliance with applicable laws, make the unit price of New Ruipeng Group’s each share obtained by Anti-dilution Right Shareholder through this Capital Increase equaling to the Unit Price of Shares for New Shareholders; Nevertheless, regardless of the number of shares to be issued by New Ruipeng Group in the proposed issuance, the New Ruipeng Group’s shares obtained by Anti-dilution Right Shareholder by exercising anti-dilution right shall comply with the following requirement, i.e. (The total shareholding ratio in New Ruipeng Group of New Ruipeng Group’s all other shareholders than Anti-dilution Right Shareholder(s) at the time immediately after Anti-dilution Right Shareholder(s) obtains New Ruipeng Group’s shares for free by exercising anti-dilution right) / (the total shareholding ratio in New Ruipeng Group of New Ruipeng Group’s all other shareholders than Anti-dilution Right Shareholder(s) at the time immediately before Anti-dilution Right Shareholder(s) obtains New Ruipeng Group’s shares for free by exercising anti-dilution right) shall not be less than 80%.

8.6    Drag-along Right

(a)

After the Closing Date, if Hillhouse Capital and Ruipeng Parties agree to a transaction with a third party (excluding Hillhouse Capital’s and Ruipeng Parties’ related parties), including but not limited to any merger, acquisition, reorganization, share transfer and issuance or for New Ruipeng Group, or any transaction that may make New Ruipeng Group’s all or substantially whole assets to be sold (such transaction is hereinafter referred to as “Sale of Company”), and the evaluated amount of New Ruipeng Group upon Sale of Company is not less than the evaluated amount of New Ruipeng Group at the time immediately after completion of this Transaction, Hillhouse Capital and Ruipeng Parties shall have the right to send a written notice to each other shareholder to require them to immediately sign and take all the documents and action necessary for completing such transaction, including but not limited to casting affirmative votes at the Shareholders’ Meeting, and procuring the directors nominated by them to cast affirmative votes at the Board of Directors meeting, held for approving such transaction and, where applicable, selling the New Ruipeng Group’s shares held by them.

(b)

If any other shareholders do not agree to the transaction of Sale of Company, or are not willing to sell the New Ruipeng Group’s shares held by them, such shareholders shall buy, at one time, all the shares in New Ruipeng Group planned to be sold by Hillhouse Capital and Ruipeng’s Management Shareholders, at the price per share of the shares planned to be sold to a third party by Hillhouse Capital and Ruipeng’s Management Shareholders and on other terms and conditions, or at the income from each share which would be obtained by Hillhouse Capital and Ruipeng’s Management Shareholders if the transaction of Sale of Company would have been approved. Where such shareholders do not purchase the shares, such shareholders shall agree to and procure the transaction of Sale of Company and/or sell the New Ruipeng Group’s shares held by them, in accordance with this Article 8.6.

Article 9    New Ruipeng Group’s Management Organization

9.1    New Ruipeng Group’s Management Organization

The Parties agree that New Ruipeng Group’s Shareholders’ Meeting, Board of Directors and management shall be deemed established and shall exercise related power in accordance with this Article 9 from the signature date of this Agreement, no matter whether the entity of New Ruipeng Group has been established or not, and no matter whether the relevant formalities for registration of New Ruipeng Group’s Shareholders’ Meeting, Board of Directors and management have been completed or not. The Parties agree to accordingly adjust New Ruipeng Group’s management organization and its power, in accordance with the requirements of the applicable laws in the place where New Ruipeng Group is registered, after the establishment of New Ruipeng Group is completed, provided that they shall remain substantially the same with this Article 9 to the maximum extent permitted by applicable laws; and the Parties shall, or shall ensure its related parties to, formulate and sign, as specified herein, New Ruipeng Group’s shareholders’ agreement and Articles of Association.

9.2    Shareholders’ Meeting

(1)	Shareholders’ Meeting, composed of New Ruipeng Group’s all shareholders, is its organ of authority, and shall exercise the following power:

(a)	Determine business policies and investment plans for New Ruipeng Group;

(b)	Elect and change directors, and determine the remuneration of relevant directors;

(c)	Review and approve the Board of Directors’ reports;

(d)	Review and approve profits distribution schemes and loss recovery plans for New Ruipeng Group;

(e)	Make resolutions on increase or decrease in New Ruipeng Group’s authorized capital, and on issuance or repurchase of any Equity Securities;

(f)

Make resolutions on issuance by the Group of securities with a single amount (for the avoidance of doubt, a series of related transactions shall be deemed “single”, the same below), or cumulative amount within 12 consecutive months, exceeding RMB 500 million, no matter issuance by several times or by one time;

(g)	Make resolutions on the merger, separation, dissolution, liquidation or company form change of New Ruipeng Group;

(h)	Amend New Ruipeng Group’s Articles of Association;

(i)	Approve New Ruipeng Group’s Listing scheme;

(j)

Review and approve any loan by the Group to the external with a single amount, or cumulative amount within 12 consecutive months, exceeding RMB 500 million or other matters which may cause liabilities, except for any loan within the Group or bank credit;

(k)

Review and approve any guarantee by the Group to the external with a single amount, or cumulative amount within 12 consecutive months, exceeding RMB 50 million or other matters which may cause liabilities or contingent liabilities, except for any mutual guarantee in the Group and any guarantee for any Group Member’s approved debt;

(l)

Review and approve the transfer by the Group of major assets or Equity Securities with a single transaction amount exceeding RMB 50 million or cumulative transaction amount within 12 consecutive months exceeding RMB 200 million;

(m)

Review and approve the purchase, subscription or acceptance by the Group of major assets or Equity Securities with a single transaction amount exceeding RMB 300 million or cumulative transaction amount within 12 consecutive months exceeding RMB 500 million;

(n)

The Group’s Related Transactions with a single amount (except for any cash assets received by the Group as a gift and acceptance of any guarantee provided by the counterparty of Related Transactions), or cumulative amount within 12 consecutive months, exceeding RMB 10 million;

(o)

Incur any expenditure beyond the Group’s properly approved annual budget, with a single transaction or expenditure amount, or cumulative amount within any 12 consecutive months, exceeding RMB 150 million; For the avoidance of doubt, the provisions concerning the authority for approval as specified in Articles 9.2(1)(m), 9.3(4)(q) and 9.4(4)(e) hereof shall apply to any purchase, subscription or acceptance by the Group of major assets or Equity Securities;

(p)	Review and approve New Ruipeng Group’s equity incentive plan;

(q)	Review and approve other matters which shall be decided by the Shareholders’ Meeting as specified in applicable laws, New Ruipeng Group’ shareholders’ agreement or Articles of Association.

(2)

New Ruipeng Group’s shareholders (including shareholder’s agents) shall exercise their voting rights based on the number of voting shares represented by them, and each shareholder shall have one vote with each share held by it; if, before New Ruipeng Group is listed, New Ruipeng Group’s shares directly and indirectly held by Hillhouse Capital are more than the total shares in New Ruipeng Group held by Ruipeng’s Management Shareholders and its related parties, Hillhouse Capital shall agree to keep the decisions related the exceeded shares consistent with that of Ruipeng’s Management Shareholders, without prejudice to the interest of other shareholders.

(3)

Upon review and approval on relevant Related Transactions at Shareholders’ Meeting, the shareholders who are related parties shall not participate in voting, and the number of voting shares represented by them shall not be included in the total number of effective votes.

(4)

The resolutions of Shareholders’ Meeting are classified into ordinary and special resolutions. The ordinary resolutions made by the Shareholders’ Meeting shall be passed by more than 1/2 of the voting rights held by the shareholders (including shareholder’s agents) present at the Shareholders’ Meeting, and shall be approved by Hillhouse Capital or its related parties and Ruipeng’s Management Shareholders; The special resolutions made by the Shareholders’ Meeting shall be passed by more than 2/3 of the voting rights held by the shareholders (including shareholder’s agents) present at the Shareholders’ Meeting, and shall be approved by Hillhouse Capital or its related parties and Ruipeng’s Management Shareholders The resolutions made by the Shareholders’ Meeting on the amendment to New Ruipeng Group’s Articles of Association, on increase or decrease in authorized capital, on issuance or repurchase of any Equity Securities, and on the merger, separation, dissolution or company form change of New Ruipeng Group may be implemented by special resolutions; Other matters reviewed by the Shareholders’ Meeting may be implemented by ordinary resolutions.

(5)	Annual Shareholders’ Meeting shall be held once a year; In case of any following conditions, extraordinary Shareholders’ Meeting shall be held within two months:

(a)	The number of directors is less than the minimum number stipulated by applicable laws, or less than 2/3 of the number specified in this Agreement;

(b)	Ruipeng’s Management Shareholders or Hillhouse Capital and/or its any related parties holding New Ruipeng Group’s shares propose to hold;

(c)	It is necessary in the Board of Directors’ opinion;

(d)	Other conditions specified in Applicable laws or New Ruipeng Group’s Articles of Association.

(6)

Shareholders’ Meeting shall be convened by the Board of Directors, while, if the Board of Directors cannot or fails to perform such duty, Ruipeng’s Management Shareholders or Hillhouse Capital and/or its any related parties holding New Ruipeng Group’s may convene and preside over by itself/themselves.

(7)

The convener will notify each shareholder in written (including email, etc., the same below) 20 days, or a shorter time as agreed by the shareholders holding two-thirds or more of shares, before the annual Shareholders’ Meeting is held. For extraordinary Shareholders’ Meeting, each shareholder will be notified in written 15 days, or a shorter time as agreed by the shareholders holding two-thirds or more of shares, before the meeting is held. Upon the calculation of the period, the current day when the meeting is held shall not be inclusive. The following contents shall be contained in the notice of a Shareholders’ Meeting:

(a)	The time, place and duration of the meeting;

(b)	The matters and proposals to be submitted for review at the meeting;

(c)

Express context description: All shareholders shall have the right to attend the Shareholders’ Meeting, and may authorize agent in writing to attend the meeting and participate in voting. Such shareholder’s agent is not required to be the company’s shareholder.

(d)	The convener of the meeting.

(8)

Where New Ruipeng Group holds a Shareholders’ Meeting, Board of Directors and the shareholders individually or collectively holding more than 10% of the company’s shares may make a proposal(s) to New Ruipeng Group 10 days, or a shorter time as agreed by the shareholders holding two-thirds or more of shares, before the annual Shareholders’ Meeting is held. The convener shall notify the other shareholders within 2 days after receiving the proposals, and submit the temporary proposal(s) to the Shareholders’ Meeting for review. After issuing the notice of the Shareholders’ Meeting, the convener shall not revise any proposals specified in the notice or add any new proposals therein, except for adding the aforementioned additional temporary proposal(s) into the notice of the Shareholders’ Meeting. The Shareholders’ Meeting shall not vote nor make resolutions on any proposals not specified in the notice of the Shareholders’ Meeting.

(9)

The Shareholders’ Meeting shall be presided over by two co-chairmen of the Board of Directors in turn. The first meeting shall be presided over by Mr. Peng Yonghe; if the chairman of the Board of Directors who shall preside over at the Shareholders’ Meeting cannot do the same, another chairman of the Board of Directors shall do that for instead. If the two directors cannot or fail to perform such duty, it shall be presided over by a director jointly elected by over half of the directors. A Shareholders’ Meeting convened by the shareholders themselves shall be presided over by a representative elected by the convener.

9.3    Board of Directors

(1)

A Board of Directors hall be established for New Ruipeng Group and be responsible for Shareholder’ Meeting. The Board of Directors is composed of 10 members, who shall be elected or replaced by Shareholder’ Meeting, including four (4) nominated by Hillhouse Capital or its related parties (in case of failure in reaching agreement by the directors nominated by Hillhouse Capital or its related parties, it shall subject to the opinion of the co-chairman appointed by it or them), and four (4) nominated by Ruipeng’s Management Shareholders, and another two (2) nominated by Shenzhen Dachen and Beijing Sunshine respectively (if the number of New Ruipeng Group’s shares held by Shenzhen Dachen or Beijing Sunshine at that time is less than 70% of the number of New Ruipeng Group’s shares held by them respectively on the Closing Date, it will lose the right to nominate director, and it shall procure the director nominated by it to resign, in this case, the Board of Directors members will decrease accordingly). The Parties undertake to or ensure its related parties to take all necessary action, including but not limited to electing or removing the aforementioned appointed or removed persons as a director or from the position of a director for or of New Ruipeng Group in accordance with applicable laws; The Parties shall agree, before the Delivery, to hereby authorize Ruipeng’s Management Shareholders and Hillhouse Capital (or its related parties) to elect directors for, or remove any director from the position of a director of, New Ruipeng Group, on behalf of the Parties in accordance with this Article 9.1. Unless otherwise removed by the appointing shareholder or voluntarily resigned, the tenure of New Ruipeng Group’s director shall be three (3) years, and the same person may be re-elected upon expiration of the tenure.

(2)

Co-chairmen system is adopted for New Ruipeng Group’s Board of Directors. One director (i.e. Mr. Peng Yonghe) shall be nominated by Ruipeng’s Management Shareholders and one director (of Hillhouse Capital’s partner level) shall be nominated by Hillhouse Capital or its related parties to jointly act as co-chairman, but New Ruipeng Group’s chairman who shall be reported to Government Authorities for registration shall be served by the director (i.e. Mr. Peng Yonghe) nominated by Ruipeng’s Management Shareholders.

(3)

If the number of the Board of Directors members is less than the statutory minimum number due to resignation or removal of any director, the former director (except for removal) shall still fulfill its duties as a director, before re-elected director assumes the office, in accordance with applicable laws and New Ruipeng Group’s Articles of Association.

(4)	The Board of Directors shall be responsible for Shareholders’ Meeting, and shall exercise the following powers:

(a)	Convene and report work to Shareholders’ Meeting;

(b)	Implement the resolutions of Shareholders’ Meeting;

(c)	Determine specific business plans and investment schemes for the Group in accordance with the business policies and investment plans determined by the Shareholders’ Meeting;

(d)	Formulate profits distribution schemes and loss recovery plans for New Ruipeng Group;

(e)	Make resolutions on the merger, separation, dissolution, liquidation or company form change of brand platform companies (“Brand Platform Companies”);

(f)	Draft schemes for New Ruipeng Group’s merger, separation, dissolution or form change;

(g)	Formulate schemes for increase or decrease in New Ruipeng Group’s authorized capital, and for issuance or repurchase of any Equity Securities;

(h)

Make resolutions on increase and decrease in authorized or issued capital, repurchase of shares, or issuance of any Equity Securities, of or by the Brand Platform Companies with RMB 10 million of assets under New Ruipeng Group

(i)

Make resolutions on issuance by any Group Member of securities with a single amount, or cumulative amount within 12 consecutive months, exceeding RMB 500 million, no matter issuance by several times or by one time;

(j)	Determine whole annual financial budget plans and final account schemes for the Group;

(k)	Change the Principal Business of any Group Member, any Group Members engages in new business or withdraw from existing business;

(l)	Determine the remuneration, rewards and punishments of, to and on the president, vice president, chief financial officer and other senior officers of New Ruipeng Group;

(m)	Approve the Group’s remuneration system;

(n)

Review and approve any loan by the Group to the external with a single amount, or cumulative amount within 12 consecutive months, reaching or exceeding RMB 20 million but not exceeding RMB 500 million or other matters which may cause liabilities, except for any loan within the Group or bank credit;

(o)

Review and approve any guarantee by the Group to the external with a single amount, or cumulative amount within 12 consecutive months, not exceeding RMB 50 million or other matters which may cause liabilities or contingent liabilities, except for any mutual guarantee in the Group and any guarantee for any Group Member’s approved debts;

(p)

Review and approve the transfer by the Group of major assets or Equity Securities with a single transaction amount reaching or exceeding RMB 20 million but not exceeding RMB 50 million or cumulative transaction amount within 12 consecutive months reaching RMB 30 million but not exceeding RMB 200 million;

(q)

Review and approve purchase, transfer or acceptance by the Group of major assets or Equity Securities with a single transaction amount reaching or exceeding RMB 50 million but not exceeding RMB 300 million or cumulative transaction amount within 12 consecutive months reaching or exceeding RMB 50 million but not exceeding RMB 500 million;

(r)

The Group’s Related Transactions with a single amount (except for any cash assets received by the Group as a gift and acceptance of any guarantee provided by the counterparty of Related Transactions), or cumulative amount within 12 consecutive months, not exceeding RMB 10 million;

(s)

Incur any expenditure beyond the Group’s properly approved annual budget, with a single transaction or expenditure amount, or cumulative amount within any 12 consecutive months, reaching or exceeding RMB 20 million but not exceeding RMB 150 million;

(t)	Review and approve the equity incentive plan of New Ruipeng Group’s Subsidiaries;

(u)	Approve any donation to the external by Group Member with a single amount, or cumulative amount within 12 consecutive months, reaching or exceeding RMB 2 million;

(v)	Obtain the work reports from New Ruipeng Group’s president and check the president’s work;

(w)	Reach a compromise for any litigation, arbitration or other dispute involving the Group with an amount reaching or exceeding RMB 2 million;

(x)	Draft for and formulate the place, stock exchange, valuation, amount to be raised, and sponsor/underwriter, etc. for the Listing of New Ruipeng Group;

(y)	Formulate investing and financing management systems;

(z)	Other powers granted by applicable laws and New Ruipeng Group’s Articles of Association, or other matters beyond the scope of the resolutions of Shareholders’ Meeting and of president’s powers.

(5)

The Board of Directors meeting may be held only if over half of the directors attend. When voting on a resolution of the Board of Directors, one person shall have one vote. The resolutions made by the Board of Directors shall be passed by over half of all the directors; the joint consent from 3 or more directors nominated by Ruipeng’s Management Shareholders and 3 or more directors nominated by Hillhouse Capital shall be obtained for the matters specified in Articles 9.3(4)(h) to (s). If any directors fail to be present (present in person, by representative, on site, or by telephone, video or other means shall be deemed present) at the Board of Directors meeting for 3 consecutive times without proper reason, such directors shall immediately resign from its position as a director, or replaced by the Shareholder’ Meeting. The shareholder who has the right to appoint the director shall appoint another director for the vacancy arising from that, in accordance with this Agreement.

(6)

The Board of Director’ meeting shall be held at least twice each year. The meeting shall be convened by any chairman of the Board of Directors. All directors shall be notified in written at least 10 days, or a shorter time as agreed by all the directors, before the meeting is held. The shareholders representing over 1/10 of voting rights or over 1/3 of the directors may propose to hold the interim meeting of the Board of Directors, and there’s no said notice time requirement.

(7)

The Board of Directors meeting shall be attended by directors personally; if any directors cannot attend due to any reason, it may authorize other directors to do the same. The letter of authorization shall specify the agent’s name, authorized issues, scope of authorization and effective term, and shall be signed or stamped with the name of the authorizer. The director present at the meeting as an agent shall exercise the director’s rights within the scope of authorization. If any directors have neither attended nor authorized a representative to attend the Board of Directors meeting, it shall be deemed a waiver - of voting rights at such a meeting.

9.4    Management

(1)

One president shall be established for New Ruipeng Group. The number of vice presidents shall be determined by co-chairmen jointly depending on New Ruipeng Group’s business development needs. One chief financial officer and one secretary to the Board of Directors shall be established.

(2)

New Ruipeng Group’s president, vice president, chief financial officer and secretary of the Board of Directors as well as other persons recognized by the Board of Directors are the senior officers of New Ruipeng Group (“senior officers”).

(3)

The Parties agree that: (a) New Ruipeng Group’s president shall be appointed and removed by Ruipeng’s Management Shareholders, and the first president shall be served by Mr. Peng Yonghe; (b) Hillhouse Capital or its related parties shall have the right to appoint and remove the chief financial officer and the secretary of the Board of Directors, and Hillhouse Capital shall agree to maintain, at present, the current secretary of Ruipeng’s Board of Directors; (c) Vice presidents shall be nominated by the president, and appointed and removed as decided by co-chairmen jointly.

(4)

The company’s president shall be responsible to the Board of Directors and will exercise the following powers (the company’s president may delegate partial power-related matters to senior officers for implementation, depending on New Ruipeng Group’s actual operation status):

(a)	Be in charge of the Group’s production, operation and management, and organize for implementation of the resolutions of, and report work to, the Board of Directors;

(b)	Organize for implementation of the Group’s specific annual business plans and investment schemes;

(c)

Review and approve any loan by the Group to the external with a single amount, or cumulative amount within 12 consecutive months, not reaching RMB 20 million or other matters which may cause liabilities, except for any loan within the Group or bank credit;

(d)

Approve transfer by the Group of major assets or Equity Securities with a single transaction amount not reaching RMB 20 million or cumulative transaction amount within 12 consecutive months not reaching RMB 30 million;

(e)	Approve the purchase, subscription or acceptance by the Group of major assets or Equity Securities with a single amount, or cumulative amount within 12 consecutive months, not reaching RMB 50 million;

(f)

Incur any expenditure beyond the Group’s properly approved annual budget, with a single transaction or expenditure amount, or cumulative amount within any 12 consecutive months, not exceeding RMB 20 million;

(g)	Approve any donation, to the external, or accepted, by Group Member with a single amount, or cumulative amount within 12 consecutive months, not reaching RMB 2 million;

(h)	Draft schemes for establishment of the Group’s internal management structure;

(i)	Formulate basic operation and management system for the Group;

(j)	Formulate specific rules and systems for the Group;

(k)

Make decisions on engagement or dismissal of the management persons other than those whom shall be engaged or dismissed as decided by the Board of Directors and co-chairmen; engage or dismiss the management persons of the Brand Platform Companies under New Ruipeng Group;

(l)	Draft the Group’s remuneration system;

(m)	Propose to hold an interim meeting of the Board of Directors;

(n)	Reach a compromise for any litigation, arbitration or other dispute involving the Group with an amount not exceeding RMB 2 million;

(o)	Advise the Board of Directors on whether senior officers (including vice presidents, chief financial officer, the secretary of the Board of Directors, etc.) are competent;

(p)	Other powers granted by New Ruipeng Group’s Articles of Association or the Board of Directors.

(5)	The chief financial officer shall be responsible to the president and the Board of Directors, and for the financial affairs of the Group, and she/she will exercise the following powers:

(a)	Guide and manage budget, plan for and forecast process; and work with other members from the management team to develop action plans to achieve financial and operating goals;

(b)

Engage, dismiss and supervise financial and accounting personnel, but the engagement and dismissal of the financial and accounting personnel who directly report to the chief financial officer in accordance with financial system shall be agreed by the president;

(c)	Be fully in charge of the Group’s financial and audit work, including review and approval on accounting books and financial statements;

(d)	Guide and manage tax declaration and plan for taxes to ensure compliance with applicable laws concerning taxation;

(e)	Prepare monthly, quarterly and annual reports to be reported to the president and the Board of Directors;

(f)	Guide and manage the Group’s funds to ensure that cash and cash equivalents are managed and controlled reasonably, and supervise the using status of the Group’s funds;

(g)	Attend the Board of Directors meeting if necessary;

(h)	Coordinate the relation between the Group and banks and Government Authorities for financial and tax matters;

(i)	Formulate, implement and maintain accounting practices and standards in the Group;

(j)

Approve, in accordance with the Group’s financial system, the fund transfer, use, expenditure and borrowing by the Group Members with a single amount reaching RMB 1 million or cumulative amount of a series of relevant transactions within 12 consecutive months reaching RMB 3 million; and

(k)	Other responsibilities and obligations as directed by the president or the Board of Directors.

(6)

Hillhouse Capital will be responsible for the Group’s capital operation (to be implemented in accordance with New Ruipeng Group’s corporate governance mechanism), technological empowerment, and external cooperation. Hillhouse Capital undertakes that it will fully take advantage of and utilize its resources in Internet-related industries to provide New Ruipeng Group with advantageous resources (including but not limited to Tencent, JD and other resources).

(7)	If there are any positions for supervisors actually established in New Ruipeng Group, the candidates shall be nominated by Ruipeng’s Management Shareholders.

(8)	The Parties will jointly create a management system with multi-brand operating by using New Ruipeng Group as a platform.

Article 10    Financial, Accounting and Auditing Systems

10.1    Systems

Applicable accounting principles shall be chosen for New Ruipeng Group’s financial and accounting system by its Board of Directors, in accordance with the chief financial officer’s suggestions, by referring to its specific conditions, in accordance with the relevant applicable laws of its future Listing place, based on New Ruipeng Group’s specific status and the regulatory requirements of the Listing place. New Ruipeng Group’s financial and accounting system may be implemented after it is approved by the company’s Board of Directors.

10.2    Fiscal Year

The fiscal year of New Ruipeng Group shall start from January 1st of each year to December 31st of the current year; however, the last fiscal year of New Ruipeng Group shall finish on the date of its termination. In order to satisfy the needs for Listing as soon as possible, New Ruipeng Group’s Board of Directors may change the fiscal year in accordance with the chief financial officer’s suggestions.

10.3    Currency

New Ruipeng Group shall adopt RMB as bookkeeping base currency.

10.4    Bank Account

New Ruipeng Group shall, and shall procure each of its Subsidiaries to, open and maintain bank account(s) in its or their own name(s) with officially licensed bank(s). New Ruipeng Group shall procure all the income and expenditures of each Group Member to be deposited into and withdrawn from the said account.

10.5    Statements

(1)

New Ruipeng Group’s financial statements shall give a true, complete and fair view of its financial status as of the date of the financial statements and its operating results and cash flows for the accounting period covered by such financial statements.

(2)	New Ruipeng Group shall consolidate its accounts and the accounts of its Subsidiaries in accordance with applicable accounting principles each year, and then make adjustments and audits.

(3)

New Ruipeng Group shall submit the annual financial statements and annual audit report of its each Group Member to finance and taxation departments and other Government Authorities in accordance with relevant applicable laws.

10.6    Right to Information

In respect of each Group Member, New Ruipeng Group shall provide Hillhouse Capital, Ruipeng’s Management Shareholders, the shareholders holding more than 4% of New Ruipeng Group’s shares at that time, and the shareholders having the right to nominate directors for New Ruipeng Group by then with:

(1)	consolidated annual financial statements prepared in accordance with applicable accounting principles and audited by an independent auditor, within 120 days after each fiscal year finishes;

(2)	unaudited consolidated semi-annual financial statements prepared in accordance with applicable accounting principles, within 60 days after each half a year finishes;

(3)	unaudited management statements prepared in accordance with applicable accounting principles, within 20 days after each fiscal month finishes;

(4)	Other business and financial information reasonably required by Hillhouse Capital and/or Ruipeng’s Management Shareholders.

The financial statements specified in the above item (1) to item (2) shall include the income statement, balance sheet and cash flow statement.

10.7    Taxes

New Ruipeng Group shall pay and/or withhold taxes in accordance with applicable laws, and submit all tax filing documents.

10.8    Distribution of Profits

If New Ruipeng Group’s Shareholders’ Meeting determines to distribute profits, the distribution shall be made based on the shareholding ratio of the shareholders at that time; New Ruipeng Group shall have the right to withhold any tax on the profits to be distributed, in accordance with applicable laws.

Article 11    Employees

11.1    Compliance with Laws

The recruitment, transfer, dismissal, resignation, salary, welfare, labor insurance, protection and disciplines, as well as other affairs of and for each Group Member’s employees shall be subject to relevant applicable laws.

11.2    Employee Benefits

The benefits, bonuses, assessment, labor protection and insurance, as well as other affairs to, on and of each Group Member’s employees shall be specified in the labor contracts between the Group Member and such employees and/or in the rules of the Group Member, depending on the specific condition of such Group Member, by referring to related local applicable laws.

Article 12    Liquidation

12.1    Liquidation Events

In case of any following liquidation event or event considered as liquidation event (“Liquidation Event”) happened to New Ruipeng Group, its Shareholders’ Meeting shall make distribution to its shareholders, in accordance with Article 12.2, in accordance with applicable laws, this Agreement and New Ruipeng Group’s Articles of Association.

(a)	Bankruptcy, dissolution or liquidation of New Ruipeng Group;

(b)	Sell, lease, transfer, assign or otherwise disposal by New Ruipeng Group of more than 50% of its assets;

(c)

New Ruipeng Group’s merger, reorganization, or consolidation into any company or entity, resulting in any change in the control right of New Ruipeng Group prior to such merger, reorganization or consolidation; or

(d)	Other events specified in New Ruipeng Group’s Articles of Association.

12.2    Distribution of Income

Subject to the order of priority provided by applicable laws, New Ruipeng Group’s assets available for distribution to shareholders (“Distributable Liquidation Properties”) shall be distributed in accordance with the following plan and order:

(1)

Firstly, Hillhouse Capital or its related parties shall be entitled to obtain, whichever the higher: (a) the amount after deducting the bonus obtained from New Ruipeng Group by Hillhouse Capital or its related parties by virtue of its or their shares obtained by it or them based on the Contribution for Capital Increase, from the Contribution for Capital Increase and the amount calculated (from the date when the relevant amount is actually paid (no matter as loan, capital increase or otherwise) to the date when this Capital Increase Priority-based Amount in Liquidation is actually settled) at the annual rate of return 10% (simple interest), or (b) the Distributable Liquidation Properties that Hillhouse Capital or its related parties shall be entitled to obtain in the distribution based on its or their shareholding ratio corresponding to its or their Contribution for Capital Increase (“Capital Increase Priority-based Amount in Liquidation”);

(2)

Secondly, if there are any Distributable Liquidation Properties remained after this Capital Increase Priority-based Amount in Liquidation is paid in full as aforementioned, Beijing Sunshine, Shenzhen Dachen, Hillhouse Capital or its related parties (except for New Ruipeng Group’s shares obtained by this Capital Increase) shall be entitled to obtain, with priority, whichever the higher: (a) the amount after deducting the bonus obtained from New Ruipeng Group by them respectively (for Hillhouse Capital or its related parties, such bonus corresponding to New Ruipeng Group’s shares as obtained by it or them through this Capital Increase shall not be included), from their respective original investment costs for restructuring into New Ruipeng Group’s Underlying Assets and the amount calculated (from the date when relevant original investment is actually paid (no matter as loan, capital increase or otherwise) to the date when this Investors’ Shareholders’ Priority-based Amount in Liquidation is actually settled) at the annual rate of return 10% (simple interest), or (b) the Distributable Liquidation Properties that Beijing Sunshine, Shenzhen Dachen, Hillhouse Capital or its related parties shall be entitled to obtain in the distribution based on its or their shareholding ratio (except for New Ruipeng Group’s shares obtained through this Capital Increase) (“Investors’ Shareholders’ Priority-based Amount in Liquidation”). If Distributable Liquidation Properties cannot be used to pay Investors’ Shareholders’ Priority-based Amount in Liquidation in full, the distribution shall be made among the said shareholders based on the ratio of their respective original investment costs (excluding Contribution for Capital Increase) and the amount calculated at the annual rate of return 10% (simple interest).

(3)

Finally, if there are any Distributable Liquidation Properties remained after the Investors’ Shareholders’ Priority-based Amount in Liquidation is paid in full as aforementioned, New Ruipeng Group’s other shareholders (excluding the shareholders who have obtained Capital Increase Priority-based Amount in Liquidation or Investors’ Shareholders’ Priority-based Amount in Liquidation) shall be entitled to obtain the Distributable Liquidation Properties available for distribution based on their shareholding ratios.

New Ruipeng Group’s all shareholders shall take all effective measures in compliance with applicable laws to ensure Distributable Liquidation Properties to be distributed as aforementioned.

Article 13    Confidentiality

13.1    General Obligations

Each Party undertakes, to the other Parties, not to disclose any Confidential Information to any third party without relevant Party’s prior written agreement, and each Party shall procure its respective directors, equity holders, current or future partners, shareholders, consultants and bankers, officials, employees, agents, advisors, professional consultants and related parties, as well as its each Affiliate’s directors, equity holders, current or future partners, shareholders, consultants and bankers, officials, employees, agents, advisors and professional consultants (collectively referred to “Representatives”) to abide by the said provision. For the purpose hereof, “Confidential Information” refers to: (i) any information about the organization, businesses, technologies, finance, customers, suppliers, transactions or affairs of the Group or other Party, or about their respective directors, officers or employees (no matter whether such information is provided in written, orally or in any other manner before, after or on the signature date hereof); (ii) the terms of the Transaction Documents and the identity of the Parties and their respective related parties; and (iii) any information or materials prepared by a Party or its Representatives containing or otherwise reflecting or derived from Confidential Information.

13.2    Exceptions

The above Article 13.1 will not apply to:

(a)	Any Confidential information already generally disclosed or known to the public, unless it is disclosed due to or resulting from any breach hereof by a Party or its Representatives;

(b)

Any disclosure of Confidential Information by a Party to its Representatives, provided that the Representatives shall (i) subject to similar confidentiality obligations, or (ii) otherwise subject to any binding occupational confidentiality obligation; or

(c)

Any disclosure made by such Party due to the requirements of the department in charge of Listing, securities trading rules, applicable laws, or any litigation or legal proceedings arising from or related to the Transaction Documents, but such Party shall, before making such disclosure, negotiate with the other Parties on the time, contents and method of such disclosure and shall keep the confidentiality, as far as possible, of the partial contents reasonably required by the other Parties.

13.3    Advertising to News

Any Party shall not disclose any details of this Transaction or the cooperation among the Parties to the external (news, media, etc.) without the written agreement made by Ruipeng’s Management Shareholders and Hillhouse Capital.

Article 14    Taxes & Expenses

14.1    Taxes

For any tax incurred in this Restructuring, (x) if relevant Parties have not obtained any profits actually but need to pay any tax, or relevant Parties have not obtained any profits in real time but have obtained profits in a deferred way, New Ruipeng Group may provide such Parties with necessary assistance in loan, but such Parties shall repay relevant loans to New Ruipeng Group upon realization of profits or withdrawal from New Ruipeng Group; (y) if relevant Parties have obtained any profit in real time, such Parties shall bear relevant costs on its own; (z) in case of any transfer or change of or to the tax base or other tax benefits of or among the Parties due to this Restructuring, the relevant Parties obtained profits shall compensate the relevant Parties suffered damage to interests, by using the profits obtained by them, based on their corresponding proportions of the amount of interests damaged, upon realization of profits or withdrawal from New Ruipeng Group.

Unless otherwise provided for in the Transaction Documents and Restructuring Scheme, the Parties shall bear any tax payable due to performance and completion of this Transaction.

14.2    Fees & Expenses

The reasonable expenses incurred to Ruipeng Parties and Skyfield Parties due to the due diligence on this Transaction, the drafting, negotiation and signature of and on the Transaction Documents, and completion of this Transaction shall be borne by New Ruipeng Group after the Delivery. However, if this Transaction fails to be completed finally, the Parties shall bear relevant fees respectively.

Article 15    Liability for Breach of Agreement

15.1    Liability for Compensation for Breach of Agreement and for Damage

In case of any loss, damage, liability, claim, litigation, Dispute, expense or expenditure (collectively referred to as “loss”) suffered by other Parties due to breach by any Party (“Defaulting Party”) of any statements, guarantees, obligations or undertakings specified herein, such Defaulting Party shall compensate the other Parties for such loss.

Notwithstanding the foregoing, the upper limit of each Defaulting Party’s compensation liability hereunder shall be 100% of the evaluated amount of the Object Assets held by it and included in the scope of this Transaction, and the Defaulting Party shall be obliged to make compensation to the other Parties after the amount of total loss exceeds RMB 2 million (“Compensation Threshold”); if the amount of loss exceeds the Compensation Threshold, the Defaulting Party shall make compensation only for the amount of the loss exceeded the Compensation Threshold.

15.2    Handling in case of Failure to Register Object Assets in the Group’s Name

(1)

Unless otherwise specified in Article 15.2(2) hereof, if any Underlying Assets’ Current Shareholders who have signed this Agreement fail to register the Object Assets held by them, under the name of New Ruipeng Group or its wholly-owned Subsidiary, before the Closing Date, in accordance with the Restructuring Scheme, New Ruipeng Group or its wholly-owned Subsidiary shall have the right, within 90 business days after Closing Date, (a) acquire such Object Assets based on the corresponding net asset value of the Object Assets held by such Object Assets’ Current Shareholder, or (b) such Object Assets’ Current Shareholder shall pay its corresponding evaluated amount of the Contracted Shareholder’s Object Assets to New Ruipeng Group or its wholly-owned Subsidiary as compensation. If the Object Assets’ Current Shareholder has done its best to take all actions, including signing and delivering all relevant documents to implement this Restructuring, but it still fails in registering the Object Assets held by it, under the name of New Ruipeng Group or its wholly-owned Subsidiary, on or before the Closing Date, not due to its subjective reason(s), this Article 15.2(1) shall not apply. If any Ruipeng Investor’s Shareholders or Gaoling Tiancheng fails in completing this Restructuring due to their (its) failure to get bridge funds or ODI cannot be approved, which results in breach hereof by it, it shall not assume liability for breach of this Agreement.

(2)

Where any Underlying Assets’ Current Shareholders have disclosed, in the Disclosure Letter, on the signature date hereof, that this Restructuring of partial Object Assets subject to any third party’s consent or right of first refusal, and the relevant third party has not given consent to, and/or waived the right of first refusal for, this Restructuring of such Object Assets, on the signature date of this Agreement, the said Article 15.2(1) shall not apply to such Underlying Assets’ Current Shareholders and they shall not assume the liability for breach of Agreement hereunder for that, if such Underlying Assets’ Current Shareholders have provided the other Parties with sufficient evidence proving that the third party has not given consent to, and/or has actually exercised the right of first refusal for, this Restructuring of such Object Assets.

15.3    Other Remedies

In case of breach hereof by any Party, the rights and remedies of the other Parties under or in accordance with this Agreement shall be cumulative, without prejudice to their other rights or remedies under applicable laws.

Article 16    Effectiveness & Termination

16.1    Effectiveness

This Agreement shall be established and become effective for the Parties who sign it, from the date of signature by the Parties. If, as at January 31, 2019 (“the Deadline for Signing the Agreement”), Ruipeng Parties and Skyfield Parties have signed, but any other Party or parties (collectively “Unsigned Party”) still fail to sign, this Agreement, it shall become effective for the relevant Parties who have signed it from the day (such date shall be deemed the signature date hereof) immediately after the Deadline for Signing the Agreement.

16.2    Events for Termination

This Agreement may be terminated by the relevant Parties in the following ways:

(1)

If the Delivery fails to occur as at the Closing Date, any Party shall have the right to unilaterally terminate the right and obligation relation hereunder applicable to it (but, if the failure to realize the Delivery before the Closing Date is caused by or results from such Party’s failure to fulfill any of its obligations hereunder, including that specified in Article 15.2 (1) hereof, such Party shall have no right to terminate such right and obligation relation), in this case, this Agreement shall remain effective among the other Parties, however, if any Ruipeng’s Management Shareholders or Hillhouse Capital has chosen to terminate the right and obligation relation hereunder applicable to it, this Agreement shall terminate fully; or

(2)	This Agreement may be terminated upon the written consent reached by the Parties, before the Closing Date.

16.3    Consequence of Termination

(1)

If this Agreement is terminated fully or for relevant parties in accordance with Article 16.2, it shall be terminated so, but the Parties shall continue to be subject to this Article 16.3 and Article 13 (Confidentiality), Article 14 (Taxes & Expenses), Article 15 (Liability for Breach of Agreement) and Article 18 (Applicable Law & Settlement of Dispute). This Article 16.3 shall not be deemed exempting any Party from its liability for any breach hereof before the termination date.

(2)

If this Agreement is terminated fully in accordance with Article 16.2, the Parties shall sign all documents and take all action, as soon as possible, in the principle of restoring to original status, to make the Parties restore to the status before the signature date hereof, including but not limited to that:

(i) Hillhouse Capital and its related parties are not required to pay any outstanding Contribution for Capital Increase in accordance with this Agreement;

(ii) Corresponding interest on Skyfield’s Loan in 2018 shall be paid to Hillhouse Capital and its Affiliates at the annual interest rate 6% from the calculation commencement date of the loan term, until actual settlement date;

(iii) If Hillhouse Capital or its Affiliates have paid the Operating Funds for Transitional Period or Contribution for Capital Increase to New Ruipeng Group, Ruipeng or its Subsidiaries fully or partially as agreed in Article 3.3 hereof, New Ruipeng Group, Ruipeng or its Subsidiaries shall, within ten (10) business days after the termination date hereof, refund to Hillhouse Capital or its Affiliates the principal of the Operating Funds for Transitional Period or Contribution for Capital Increase actually paid by Hillhouse Capital or its Affiliates and the interest calculated (from the date when any amount is actually paid (no matter as loan, capital increase or otherwise) to the date when the principal of such amount and the interest accrued thereon are actually settled) based on the benchmark interest rate for loan published by the Bank of China for the same period, while, (x) if New Ruipeng Group, Ruipeng or its Subsidiaries has paid the Operating Funds for Transitional Period and/or Contribution for Capital Increase to Skyfield Underlying Companies as capital increase, loan or otherwise before termination hereof, New Ruipeng Group, Ruipeng or its Subsidiaries shall have no obligation to refund to Hillhouse Capital or its Affiliates such amount already paid to Skyfield Underlying Companies, provided that New Ruipeng Group, Ruipeng or its Subsidiaries has returned to Hillhouse Capital or its Affiliates the corresponding equity, debts or other corresponding rights obtained by the said payment made as capital increase, loan or otherwise. For the avoidance of doubt, in respect of Skyfield’s Loan in 2018 repaid by Ruipeng to Skyfield in accordance with Article 3.3(3)(a) hereof, if Skyfield fully pays such amount to Skyfield Underlying Companies for use in its daily operation, Ruipeng shall not be required to refund corresponding amount to Hillhouse Capital or its Affiliates; (y) if the Operating Funds for Transitional Period has been used for the operation of New Ruipeng Group (such as construction of headquarters’ platform) and it cannot be get clear as directly corresponding to the operation, expenses, costs, fees or otherwise of Ruipeng Group or Skyfield Underlying Companies, Ruipeng’s Management Shareholders and Hillhouse Capital shall make negotiation on the proportion for sharing the said used Operating Funds for Transitional Period among the Parties, and shall determine the proportion for bearing relevant amounts through negotiation in good faith in the principles of equality, reasonableness and bearing-fee-based-on-the-proportion-of-benefits, etc.

(iv) If the Operating Funds for Transitional Period and/or Contribution for Capital Increase have and/or has been used for making capital increase for Skyfield’s Platform Companies, such Contribution for Capital Increase shall be refunded to Hillhouse Capital or its Affiliates in full by targeted capital decrease, or handled in any other way agreed by Hillhouse Capital and relevant Skyfield’s Minority Shareholders.

(3)

For the avoidance of doubt, (i) where this Agreement is terminated fully, any Contribution for Capital Increase and/or loan provided by Hillhouse Capital or its related parties to Skyfield’s Platform Companies directly or indirectly since the signature date hereof (no matter whether recognized by Ruipeng’s Management Shareholders or not) shall not be deemed paid Contribution for Capital Increase, and New Ruipeng Group shall have no obligation to refund any amount, provided that New Ruipeng Group or Ruipeng Group has returned to Hillhouse Capital or its Affiliate the corresponding equity, debts or other corresponding rights obtained by the said payment made as capital increase, loan or otherwise; (ii) If Hillhouse Capital or its related parties have held any share in Ruipeng Group, or any Ruipeng Party has held the shares in Hong Kong Skyfield or its related parties overseas, based on Restructuring Scheme, Hillhouse Capital or its related parties, Hong Kong Skyfield or its related parties, Ruipeng Group, Ruipeng’s Management Shareholders and/or relevant Skyfield’s Minority Shareholders shall refund to Hillhouse Capital or its related parties the consideration paid by Hillhouse Capital or its related parties for subscription of Ruipeng Group’s shares, and refund to Ruipeng Party the consideration paid by Ruipeng Party to Hong Kong Skyfield or its related parties, within thirty (30) business days after this Agreement terminates fully, and change all the equity, the changes to which have been registered, into their status before the transfer within thirty (30) business days after this Agreement terminates fully (in case of delay in completion due to Government Authorities’ reason, the relevant Parties shall do their best to complete it thereafter as soon as possible), and sign all documents and take all action to reverse such an equity transfer.

Article 17    Notice

The notices, requirements or other communications hereunder shall be made in writing, and sent, delivered or mailed to the addresses or email addresses of related Parties as specified in Annex 5 (or any other address or email address specified in the written notice sent by the receiving Party to the other Parties ten (10) days in advance).

The notices, requirements or other communications sent or delivered in accordance with this Article 17 shall be deemed delivered: (i) on the third (3rd) business day after the date when the notices, requirements or other communications with the receiving Party’s said address indicated therein are sent at the post office and the receipt issued by the post office is obtained, if they are sent by registered mail or secured mail, (ii) upon delivery of the relevant notices, requirements or other communications to the receiving Party’s said address, if they are sent by courier company or delivered in person, and (iii) when the relevant notices, requirements or other communications are sent to the receiving Party’s said email address (the sender shall not receive any return notice), if they are sent by email.

Article 18    Applicable Law & Settlement of Dispute

18.1    Applicable Law

The laws of China shall apply to this Agreement.

18.2    Arbitration

Any dispute, controversy or disagreement over, including, the existence, effect, interpretation, performance, breach or termination hereof, or any dispute, arising from or related to this Agreement shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules then in effect at the time of application for arbitration. The arbitration award shall be final and binding upon relevant Parties.

Article 19    Miscellaneous

19.1    Transfer

Unless otherwise specified in the Transaction Documents, any Party shall not transfer any of its rights or obligations under this Agreement. However, Hillhouse Capital, Skyfield Parties and Ruipeng Investor’s Shareholders may transfer any of its rights or obligations hereunder to their related parties, with written notification to the other Parties 10 business days in advance.

19.2    Waiver

Waiver by any Party of any of its rights, power or remedies hereunder may become effective only after the relevant written document is signed by such Party. Any Party’s failure to exercise or delay in exercising any right, power or remedy hereunder shall not be deemed a waiver, nor any single or partial exercising of relevant rights, powers or remedies shall prevent further exercising of such rights, powers or remedies or of any other right, power or remedy.

19.3    Entire Agreement

The Transaction Documents (including the annexes thereto and other documents referred to therein) shall constitute the entire agreement among the Parties for this Transaction, and shall supersede any previous letter of intent, arrangements or understandings concerning such subject concluded by the Parties, including the Cooperation Agreement signed by Ruipeng, Ruipeng’s Management Shareholders and Hillhouse Capital on December 11, 2018.

All the contracts and agreements as well as the annexes, supplemental agreements and other instruments thereto and thereof related to investment in Ruipeng signed by Ruipeng Investor’s Shareholders with all or partial Ruipeng Parties before signing this Agreement (“Ruipeng Previous Investment Agreement”) shall terminate automatically from the signature date hereof, except for the matters specified in Article 7.4 of this Agreement, in this case, Existing Shareholders of Ruipeng shall not claim against any Ruipeng Party for any rights specified in Ruipeng Previous Investment Agreement; however, if the Delivery fails to be completed for this Restructuring before the Closing Date, Ruipeng Previous Investment Agreement, including repurchase terms, will revive to be effective to applicable relevant parties, excluding any relevant party that causes the failure to complete the Delivery for this Restructuring before the Closing Date due to its reason.

19.4    Severability

If any one or more provisions of this Agreement are judged as invalid, illegal or unenforceable in any aspect in accordance with applicable laws, the validity, legality and enforceability of the remaining terms and conditions hereof shall not be affected or impaired in any aspect arising from that. The parties shall, through negotiation in good faith, strive to replace any of these invalid, illegal or unenforceable clauses with the valid, legal and enforceable ones with the economic effect similar to that of such invalid, illegal or unenforceable clauses as possible as it can. Any unenforceability of this Agreement to one Party shall not affect its enforceability to the other parties.

19.5    Duplicate

This Agreement may be signed in more than one duplicates. Signed duplicates shall include paper ones and the ones sent by fax and electronically, and each of them shall be deemed an original, but all the signed duplicates shall be regarded as a complete document.

19.6    Version for Government

If any other simple agreements shall be signed by the Parties for this Transaction separately as necessary for making a request to Government Authorities for taking certain specific action, this Agreement shall predominate over such a simple agreement fully, and such a simple agreement shall only be used for making the request to Government Authorities for taking such specific action and shall not be used for establishing or certifying any rights or obligations to which relevant parties are entitled to as specified therein.

(No text below)

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

瑞鹏宠物医疗集团股份有限公司 (seal)

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

上海祐瑞企业咨询有限公司 (seal)

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

上海瑞忱企业管理中心(有限合伙) (seal)

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

深圳市鹏胜投资机构(有限合伙) (seal)

By:	/s/ Yanzhong Zhang
Name:	Yanzhong Zhang
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

深圳市鹏诚投资机构(有限合伙) (seal)

By:	/s/ Yanzhong Zhang
Name:	Yanzhong Zhang
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

上海北业企业管理中心（有限合伙） (seal)

By:	/s/ Lang Liu
Name:	Lang Liu
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Liesheng Wang
/s/ Liesheng Wang

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Yonghe Peng
/s/ Yonghe Peng

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Lang Liu
/s/ Lang Liu

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Yanzhong Zhang
/s/ Yanzhong Zhang

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Wei Zhang
/s/ Wei Zhang

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

宁波梅山保税港区海布里投资合伙企业（有限合伙） (seal)

By:	/s/ Tao Wang
Name:	Tao Wang
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

深圳市达晨创联股权投资基金合伙企业（有限合伙） (seal)

By:	/s/ Zhou Liu
Name:	Zhou Liu
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Bing Xiao
/s/ Bing Xiao

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

深圳市达晨创丰股权投资企业（有限合 伙） (seal)

By:	/s/ Zhou Liu
Name:	Zhou Liu
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

新希望医疗健康南京投资中心（有限合伙） (seal)

By:	/s/ Jianxin Yang
Name:	Jianxin Yang
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Lijun Sheng
/s/ Lijun Sheng

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Xiaoqi Hu
/s/ Xiaoqi Hu

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Zhifeng Liu
/s/ Zhifeng Liu

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

烟台中宠食品股份有限公司

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

北京阳光融汇医疗健康产业成长投资管理中心（有限合伙） (seal)

By:	/s/ Lina Lu
Name:	Lina Lu
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

东方证券股份有限公司 (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

高瓴资本管理有限公司 (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

青岛嘉润祥和动物医院管理有限公司 (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

青岛信德博泰动物医院管理有限公司 (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

青岛爱诺动物医院管理有限公司 (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

青岛倬盈动物医院管理有限公司 (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

上海策而行企业管理咨询有限公司 (seal)

By:	/s/ Rong Wang
Name:	Rong Wang
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Jiansheng Kan
/s/ Jiansheng Kan

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

上海安安宠物有限公司 (seal)

By:	/s/ Jiansheng Kan
Name:	Jiansheng Kan
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

上海宠安企业管理合伙企业（有限合伙） (seal)

By:	/s/ Jiansheng Kan
Name:	Jiansheng Kan
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

上海骅欣工贸有限公司 (seal)

By:	/s/ Jiansheng Kan
Name:	Jiansheng Kan
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

珠海高瓴天成股权投资企业（有限合伙）(seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Skyfield Holdings Limited (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

瓴域（上海）投资有限公司 (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

宁波梅山保税港区惠宠投资管理合伙企业（有限合伙） (seal)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Fujun Mao
/s/ Fujun Mao

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Yi Dong
/s/ Yi Dong

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

云宠（北京）动物医疗科技有限公司 (seal)

By:	/s/ Yi Dong
Name:	Yi Dong
Title:	Authorized Signatory

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Name:	Rensheng Wei
Title:	Rensheng Wei

In witness whereof, the Parties have caused this Agreement to be executed on the date specified in the first page hereof.

Qing Zhao
/s/ Qing Zhao